++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+THIS PRELIMINARY PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION + +STATEMENT UNDER THE SECURITIES ACT OF 1933, AND IS SUBJECT TO COMPLETION OR + +AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL + +NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR + +SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, + +SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                               FILED PURSUANT TO RULE 424(b)(5)
                                               UNDER REGISTRATION NO. 333-1682


                 SUBJECT TO COMPLETION DATED SEPTEMBER 18, 1997

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER   , 1997)

                                  $95,000,000

                       CHEVY CHASE HOME LOAN TRUST 1997-1
              % HOME LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1
                            CHEVY CHASE BANK, F.S.B.
                             AS SELLER AND SERVICER

                                    --------

  The % Home Loan Asset-Backed Certificates, Series 1997-1 (the "Certificates") will evidence in the aggregate an undivided ownership interest in the Chevy Chase Home Loan Trust 1997-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") between Chevy Chase Bank, F.S.B. ("Chevy Chase"), as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"). The Certificates will be issued in a single class having an aggregate initial principal balance of $95,000,000, and will represent the right to receive payments of interest at a pass-through rate
of   % per annum (the "Pass-Through Rate"), and principal as described herein.
The Seller will be entitled to amounts remaining, if any, after distributions in respect of the Certificates as described herein. Principal and interest will be distributed on the Certificates to the extent described herein on the 20th day of each month or, if such 20th day is not a Business Day (as defined herein), on the next succeeding Business Day (each, a "Distribution Date"), commencing in October 1997. The Final Distribution Date with respect to the Certificates will be the Distribution Date in May 2018.

                                                   (Continued on following page)

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES, BUT HAVE NO OBLIGATION TO DO SO. THE INTERESTS OF THE OWNERS OF THE CERTIFICATES WILL BE REPRESENTED BY BOOK ENTRIES ON THE RECORDS OF THE DEPOSITORY TRUST COMPANY ("DTC") AND PARTICIPATING MEMBERS THEREOF.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-14 HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT EVIDENCE A SAVINGS ACCOUNT OR DEPOSIT OR OTHER OBLIGATION OF, OR INTEREST IN, AND ARE NOT GUARANTEED BY, CHEVY CHASE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE LOANS (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                    --------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================
                                            UNDERWRITING
                           PRICE TO         DISCOUNT AND         PROCEEDS TO
                          PUBLIC (1)        COMMISSIONS           SELLER (2)
----------------------------------------------------------------------------
Per Certificate                 %                 %                     %
----------------------------------------------------------------------------
Total (2)                   $                   $                   $
----------------------------------------------------------------------------
----------------------------------------------------------------------------

(1) Plus accrued interest, if any, from September 20, 1997.
(2) Before deducting expenses payable by the Seller, estimated to be $   .

                                    --------

  The Certificates are offered by the several Underwriters when, as and if issued by the Seller, delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the
facilities of The Depository Trust Company on or about September    1997,
against payment in immediately available funds.

                                    --------

SMITH BARNEY INC.                                     CREDIT SUISSE FIRST BOSTON

                                    --------

The date of this Prospectus Supplement is September  , 1997.

(Continued from preceding page)

  The property of the Trust will consist primarily of certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"). Most of the Loans are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). The Trust also will include collections in respect of the Loans received on and after September 1, 1997 (the "Cut-off Date"), the Policy and certain other property as described more fully herein. The Reserve Fund (as defined herein) will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer.

  Full and complete payment of the Insured Amount (as defined herein) on each Distribution Date and of the unpaid Certificate Principal Balance on the Final Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by Capital Markets Assurance Corporation (the "Certificate Insurer").

                         [LOGO OF CAPMAC APPEARS HERE]


  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Replacement Certificates (as defined herein) are issued, unaudited monthly and annual reports containing information concerning the Loans will be sent to the Trustee and to Cede & Co., as registered holder of the Certificates and the nominee of DTC. See "THE AGREEMENTS--Reports to Holders" and "--Book Entry Securities" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer or the Certificate Insurer intends to send any of its financial reports to Certificateholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

                     PROSPECTUS SUPPLEMENT SUMMARY OF TERMS

  The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Principal Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

ISSUER..........................  Chevy Chase Home Loan Trust 1997-1 (the
                                   "Trust"), to be formed pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1997, between Chevy Chase, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and the Trustee.

SELLER AND SERVICER.............  Chevy Chase Bank, F.S.B. ("Chevy Chase"), a
                                   federally chartered stock savings bank, with its principal executive offices located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of
                                   (301) 986- 7000. See "THE SELLER" herein and
                                   "THE TRANSFEROR" in the Prospectus.

CERTIFICATE INSURER.............  Capital Markets Assurance Corporation. See
                                   "THE CERTIFICATE INSURER" herein.

TRUSTEE.........................  U.S. Bank National Association, a national banking association, doing business as First
                                   Bank National Association. The Trustee's principal corporate trust office is located at 180 East Fifth Street, St. Paul, Minnesota 55101. See "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--The Trustee and Paying Agent" herein.

THE CERTIFICATES................  The certificates will consist of a single class of certificates entitled  % Home Loan
                                   Asset-Backed Certificates, Series 1997-1
                                   (the "Certificates"). Each Certificate will represent an undivided ownership interest in the Trust. The Certificates will be issued in an aggregate original principal balance of $95,000,000 (the "Initial Certificate Principal Balance"). The Seller will be entitled to amounts, if any, remaining after distributions in respect of the Certificates as described herein.

                                  The Certificates will be available for
                                   purchase in book-entry form only in
                                   denominations of $1,000 and integral
                                   multiples thereof, except that one
                                   Certificate may be issued in a different denomination. Persons acquiring beneficial interests in the Certificates ("Certificate Owners") will hold their interests through DTC. See "RISK FACTORS--Book-Entry Registration; Effect on Liquidity" herein.

TRUST FUND......................  The property of the Trust (the "Trust Fund")
                                   will consist of (i) certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"), most of which are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") located primarily in Virginia, Maryland, Florida, Georgia, North Carolina, New Jersey and Pennsylvania, (ii) collections in respect of the Loans received on and after the Cut-off Date, (iii) the Policy, (iv) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties, (v) the proceeds of the foregoing and (vi) certain other property as described more fully herein. On the Closing Date, the Loans will have an aggregate unpaid principal balance as of September 1, 1997 (the "Cut-off Date") of approximately $95,000,413 after giving effect to all payments of principal thereon received prior to the Cut-off Date (the "Original Pool Balance"). The Reserve Fund will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer. See "THE LOAN POOL" herein and "THE TRUST FUNDS" in the Prospectus.

TERMS OF THE CERTIFICATES.......  The principal terms of the Certificates are as follows:

  A. PASS-THROUGH RATE..........     % per annum, calculated on the basis of a
                                   360-day year consisting of twelve 30 day months (the "Pass-Through Rate").

  B. DISTRIBUTION DATE..........  The 20th day of each month (or if such 20th day is not a Business Day, the next
                                   succeeding Business Day), commencing October
                                   20, 1997. A "Business Day" is a day other than a Saturday, Sunday or other day on which banking institutions in the states of Minnesota, New York or Maryland (or such other state in which the Corporate Trust Office of the Trustee or the main business office of the paying agent under the Agreement is located) are required or authorized by law to be closed.

  C. RECORD DATE................  The day prior to each Distribution Date if the Certificates are book-entry
                                   certificates, and the last day of the month preceding the month of the related Distribution Date if the Certificates are issued in definitive form.

  D. FINAL DISTRIBUTION DATE....  The Distribution Date occurring in May 2018
                                   (the "Final Distribution Date").

  E. INTEREST...................  Interest on the Certificates will accrue at the Pass-Through Rate from and including
                                   September 20, 1997 (in the case of the first
                                   Distribution Date) or from and including the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date (each, an "Interest Period"). On each Distribution Date, to the extent of funds available therefor, the Trustee will distribute the Interest Distributable Amount on a pro rata basis to the holders of the Certificates (the "Certificateholders") of record as of the related Record Date. The "Interest Distributable Amount" for any Distribution Date means the sum of (i) interest accrued during the related Interest Period at the Pass-Through Rate on the Certificate Principal Balance immediately preceding such Distribution Date and (ii) the Certificateholders' Interest Carryover
                                   Shortfall. "Certificateholders' Interest
                                   Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Interest Distributable Amount for the preceding Distribution Date over the amount of interest actually distributed to Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including the preceding Distribution Date to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. See "THE CERTIFICATES--Interest" herein.

                                  The "Certificate Principal Balance" initially
                                   will equal the Initial Certificate Principal
                                   Balance and thereafter will equal the
                                   Initial Certificate Principal Balance
                                   reduced by all principal distributions on the Certificates.

  F. PRINCIPAL..................  On each Distribution Date, to the extent of
                                   Monthly Allocable Principal, the Trustee will distribute the Principal Distributable Amount on a pro rata basis to the Certificateholders of record as of the related Record Date. The "Principal Distributable Amount" for any Distribution Date means an amount equal to the lesser of
                                   (a) the sum of (i) the Principal Collections for such Distribution Date, (ii) any Liquidation Loss Amount for the related Monthly Collection Period and (iii) any portion of the Principal Distributable Amount for any prior Distribution Date that was not previously distributed and (b) the outstanding Certificate Principal Balance of the Certificates; provided, however, that on the Final Distribution Date, the Principal Distributable Amount will equal the Certificate Principal Balance; and provided further, however, that in no event will the aggregate amount distributed to Certificateholders in respect of principal exceed the Initial Certificate Principal Balance. See "THE CERTIFICATES--Principal" herein.

                                  "Monthly Allocable Principal" means, with
                                   respect to each Distribution Date, an amount equal to the sum of (i) the Principal Collections (as defined below) deposited in the Principal Distribution Account for such Distribution Date, (ii) any Excess Interest to the extent deposited in the Principal Distribution Account to pay the Liquidation Loss Amount for such Distribution Date,
                                   (iii) any Reserve Fund Principal Transfer
                                   Amount (as defined herein) drawn from the Reserve Fund for such Distribution Date and
                                   (iv) any Principal Deficiency Draw Amount
                                   (as defined herein) made under the Policy for such Distribution Date.

                                  The "Monthly Collection Period" for any
                                   Distribution Date is the calendar month
                                   preceding such Distribution Date.

DISTRIBUTIONS...................  The amount on deposit in the Interest
                                   Distribution Account for each Monthly
                                   Collection Period, to the extent available, will be applied on the related Distribution Date in the following order of priority: (i) to payment of the Servicing Fee for the related Monthly Collection Period (to the extent not retained by the Servicer from Interest Collections) and all accrued and unpaid Servicing Fees for prior Monthly Collection Periods; (ii) to payment of the Trustee's Fee for the related Monthly Collection Period and all accrued and unpaid Trustee's Fees for prior Monthly Collection Periods; (iii) to the Certificates, an amount equal to the Interest Distributable Amount for such Distribution Date; (iv) to the payment of the monthly premium for the Policy; (v) to the Principal Distribution Account, to be distributed to the Certificateholders as principal, an amount equal to the Liquidation Loss Amount for such Distribution Date; (vi) to payment of all prior unreimbursed draws made on the Policy, together with accrued interest thereon, and any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (vii) to the Reserve Fund in an amount sufficient to satisfy the Specified Reserve Fund Requirement and
                                   (viii) to the Seller, any remaining amounts.
                                   Interest Collections remaining after
                                   allocations of the amounts described in
                                   clauses (i), (ii), (iii) and (iv) above are referred to herein as "Excess Interest."

                                  "Liquidation Loss Amount" means, with respect
                                   to any Liquidated Loan, the unrecovered
                                   principal balance thereof at the end of the Monthly Collection Period in which such Loan became a Liquidated Loan, after giving effect to the application of the principal portion of Net Liquidation Proceeds in connection therewith.

                                  Monthly Allocable Principal for the related
                                   Monthly Collection Period will be applied on the related Distribution

                                   Date to the extent of available funds as follows: (i) to the Certificates, in an amount up to the Principal Distributable Amount for such Distribution Date and (ii) to the Seller, any remaining amounts.

THE LOANS.......................  The Loans will consist primarily of (i)
                                   closed-end home equity loans originated by Chevy Chase or a subsidiary of Chevy Chase and debt consolidation loans originated by Chevy Chase or acquired by Chevy Chase in the ordinary course of its business from licensed mortgage companies, most of which are secured by second or third deeds of trust or mortgages on primarily one- to four-family residential properties
                                   ("Residential Properties"), (ii)
                                   conventional home improvement installment sales contracts or installment loan agreements acquired by Chevy Chase in the ordinary course of its business from Chevy Chase-approved home improvement contractors, which are either unsecured or secured by first, second or third deeds of trust or mortgages on Residential Properties and
                                   (iii) conventional installment loan
                                   agreements for the purpose of financing home improvements originated by Chevy Chase in the ordinary course of its business, most of which are secured by second or third deeds of trust or mortgages on Residential Properties. All of the Loans are required to have been underwritten to Chevy Chase's underwriting standards. See "THE CHEVY CHASE HOME LOAN AND HOME EQUITY LOAN PROGRAMS-- Loan Programs" and "--Underwriting Procedures" herein.

                                  As of the Cut-off Date, the Loans had an
                                   unpaid aggregate principal balance of
                                   approximately $95,000,413, a minimum
                                   outstanding principal balance of $1,500, a maximum outstanding principal balance of $99,501, a remaining term to maturity of no less than 12 months and no greater than 240 months, a weighted average remaining term to maturity of 138 months, a number of months since the date of origination of no less than 0 months and no greater than 102 months, a weighted average number of months since the date of origination of 5 months, a specified per annum interest rate (the "Loan Rate") of no less than 7.80% and no greater than 17.25% and a weighted average Loan Rate of 11.87%. Approximately 24.3%, 20.5%,
                                   14.6%, 11.2%, 8.6%, 6.6% and 4.1% of the
                                   Loans based upon the Original Pool Balance had Obligors with billing addresses in Virginia, Maryland, Florida, Georgia, North Carolina, New Jersey and Pennsylvania, respectively. Approximately 9.9% of the Loans based upon the Original Pool Balance were unsecured. All of the Loans are fixed rate, simple interest loans which generally provide for equal monthly payments, except for 41 Loans, representing approximately $1,086,231 in Cut-off Date principal balance, which provide for balloon payments at maturity. None of the Loans are insured by the Federal Housing Administration or guaranteed by the Veterans Administration. See "THE LOAN POOL" herein.

COLLECTIONS.....................  All collections on the Loans will be allocated as to principal and interest in accordance with the terms of the applicable fixed-rate home equity loan agreement, sales contract or installment loan agreement. To the extent described herein, the Servicer will deposit Interest Collections and Principal Collections on the Loans in an account established for such purpose under the Agreement (the "Collection Account") as described herein. See "THE CERTIFICATES-- Establishment of Accounts" and "-- Collections" herein.

                                  "Interest Collections" for any Distribution
                                   Date will consist of (i) interest
                                   collections received from or on behalf of borrowers on the Loans (each, an "Obligor") during the related Monthly Collection Period (less the Servicing Fee and, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed, such interest collections allocable to pay any such unreimbursed Servicer Advance),
                                   (ii) the interest portion of Net Liquidation
                                   Proceeds and Insurance Proceeds received during the related Monthly Collection Period, (iii) Recoveries received during the related Monthly Collection Period, (iv) the interest portion of the Repurchase Deposit Amount received in respect of the related Monthly Collection Period and (v) investment earnings (net of losses) on amounts on deposit in the Collection Account for the related Monthly Collection Period.

                                  "Principal Collections" for any Distribution
                                   Date will consist of (i) principal
                                   collections received from Obligors on the Loans during the related Monthly Collection Period (less, with respect to any Loan for which a Servicer Advance has been made and not reimbursed from Interest Collections on such Loan or otherwise, principal collections allocable to pay any unreimbursed Servicer Advance), (ii) the principal portion of the Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period and (iii) the principal portion of the Repurchase Deposit Amount and the Substitution Adjustment Amount for any repurchased or substituted Loans received in respect of the related Monthly Collection Period.

                                  "Net Liquidation Proceeds" means, with
                                   respect to any Liquidated Loan, Liquidation
                                   Proceeds reduced by related expenses
                                   (including, without limitation, Servicer
                                   Advances,
                                   the cost of recordation of assignments and any amount advanced in respect of the repayment of a senior mortgage). "Liquidation Proceeds" means proceeds (excluding any amounts drawn from the Reserve Fund or on the Policy) received in connection with the liquidation of a Liquidated Loan.

                                  "Insurance Proceeds" means, with respect to
                                   any Loan and a Monthly Collection Period, proceeds paid to the Seller or the Servicer pursuant to any insurance policy with respect to such Loan, reduced by related expenses, which proceeds (x) are not Liquidation Proceeds and (y) are not applied or expected to be applied to the restoration or repair of the related Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

                                  "Liquidated Loan" means, with respect to any
                                   Determination Date, a Loan (i) with respect to which the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Monthly Collection Period or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

                                  "Recoveries" means, with respect to any
                                   Liquidated Loan and a Monthly Collection
                                   Period, any amount that was previously
                                   recognized as a loss but subsequently has been collected with respect to such Loan from whatever source (other than from withdrawals from the Reserve Fund or from draws on the Policy) in a Monthly Collection Period following the Monthly Collection Period during which such Loan became a Liquidated Loan, reduced by related expenses incurred by the Servicer in connection with the liquidation of such Loan or the related Mortgaged Property (including, without limitation, any Servicer Advances, costs of recording assignments and any amount advanced in respect of the repayment of a senior mortgage).

THE RESERVE FUND................  On the Closing Date, the Seller will make an initial deposit of an amount to be agreed upon by the Seller and the Certificate Insurer as set forth in the Agreement in an account (the "Reserve Fund") which will be established with the Trustee. The amount initially deposited in the Reserve Fund by the Seller, which may consist of a portion of the proceeds of the sale of the Certificates, is referred to herein as the "Initial Reserve Fund Deposit." The Reserve Fund is not an asset of the Trust Fund but will be maintained by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. On each Distribution Date the Trustee will be required to transfer from the Interest Distribution Account to the Reserve Fund, to the extent Interest Collections are available therefor after making payments having a higher priority as described herein, any additional amount necessary such that the amount on deposit therein is equal to the Specified Reserve Fund Requirement as described under "THE CERTIFICATES--Distributions" herein.
                                   Amounts, if any, on deposit in the Reserve
                                   Fund will be available on each Distribution
                                   Date to fund payment of the Interest
                                   Distributable Amount and the Principal
                                   Distributable Amount for such Distribution
                                   Date. On the Business Day preceding each
                                   Distribution Date (each, a "Deposit Date") the Trustee will (i) first, withdraw from the Reserve Fund and deposit in the Interest Distribution Account an amount (the "Reserve Fund Interest Transfer Amount") equal to the lesser of (a) the excess of (1) the Interest Distributable Amount for such Distribution Date over (2) the amount on deposit in the Interest Distribution Account on such date before giving effect to any such transfer from the Reserve Fund and (b) the amount on deposit in the Reserve Fund and (ii) then, withdraw from the Reserve Fund and deposit in the Principal Distribution Account an amount (the "Reserve Fund Principal Transfer Amount") equal to the lesser of (x) the excess of (1) the Principal Distributable Amount for such Distribution Date over (2) the amount on deposit in the Principal Distribution Account before giving effect to such transfer from the Reserve Fund and (y) the amount remaining in the Reserve Fund after giving effect to any withdrawals therefrom pursuant to clause (i).

                                  The aggregate amount required to be on
                                   deposit at any time in the Reserve Fund (the
                                   "Specified Reserve Fund Requirement") will be determined in accordance with the Agreement and the Insurance Agreement. The Specified Reserve Fund Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Agreement and the Insurance Agreement.

                                  The provisions relating to the Reserve Fund
                                   may be amended in any respect by the Seller, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Reserve Fund or release such funds for the benefit of persons other than Certificateholders. Under any such amendments, amounts that are no longer required to be deposited in the Reserve Fund will be distributed to the Seller. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Fund or the depletion thereof, the Certificate Insurer will be obligated under the Policy to fund on each Distribution Date the full amount otherwise required to be paid on such Distribution Date. See "THE CERTIFICATES-- The Reserve Fund" herein.

THE POLICY......................  On or before the Closing Date, the Seller will cause a financial guaranty insurance policy (the "Policy") to be issued by the Certificate Insurer pursuant to the provisions of the Agreement and an Insurance and Indemnity Agreement (the "Insurance Agreement") among the Seller, the Servicer, the Certificate Insurer and the Trustee. Pursuant to the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee (i) the Interest Distributable Amount for each Distribution Date and (ii) the Principal Distributable Amount for each Distribution Date and, on the Final Distribution Date, the payment to the Certificateholders of the outstanding Certificate Principal Balance of the Certificates (collectively, the "Insured Payments"). A draw will be made on the Policy equal to, with respect to each Distribution Date, (i) the amount, if any, by which the Interest Distributable Amount exceeds all amounts on deposit in the Interest Distribution Account (including the Reserve Fund Interest Transfer Amount, if any) for such Distribution Date (such
                                   amount, the "Interest Deficiency Draw
                                   Amount") plus (ii) the amount, if any, by which the Principal Distributable Amount (or, in the case of the Final Distribution Date, the outstanding Certificate Principal Balance of the Certificates) exceeds all amounts on deposit in the Principal Distribution Account (including the Reserve Fund Principal Transfer Amount, if any) for such Distribution Date (such amount, the "Principal Deficiency Draw Amount"). The amount of any such draw will be deposited in the Collection Account and allocated to the Interest Distribution Account or the Principal Distribution Account, as applicable, on the Deposit Date following such draw.

                                  To the extent that Excess Interest is
                                   unavailable or amounts in the Reserve Fund are exhausted or otherwise unfunded or unavailable, in the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "THE POLICY" herein.


TERMINATION OF THE TRUST;
 OPTIONAL TERMINATION...........   The Trust will terminate on the Distribution
                                   Date following the earliest of (i) the
                                   Distribution Date on which the

                                   Certificate Principal Balance has been
                                   reduced to zero and all amounts owing to the Certificate Insurer have been paid, (ii) the final payment or other liquidation of the last Loan and the disposition of any amounts received or property acquired upon liquidation of any remaining Loans and (iii) the Final Distribution Date.

                                  The Loans will be subject to optional
                                   repurchase by the Seller on any Distribution
                                   Date on or after the date on which the Pool
                                   Balance is reduced to an amount less than or equal to $4,750,021 (5% of the Original Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the outstanding Pool Balance, plus accrued interest thereon at the weighted average of the Loan Rates less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate, through the day preceding the Distribution Date on which the Loans are repurchased. See "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Optional Termination; Retirement of the Certificates" herein.

SERVICING FEE...................  The Servicer will receive a fee on each
                                   Distribution Date (the "Servicing Fee")
                                   equal to one-twelfth of the product of 0.75% and the Pool Balance as of the opening of business on the first day of the related Monthly Collection Period. In addition, the Servicer may retain out of collections on the Loans any late fees, prepayment fees, rebates, and other administrative fees and expenses collected during such month. See "THE CERTIFICATES--Servicing Fee and Trustee's Fees" herein.


MANDATORY REPURCHASE OR
 SUBSTITUTION OF LOANS..........  The Seller or, in certain circumstances, the
                                   Servicer is required to repurchase (in the case of the Seller) or purchase (in the case of the Servicer) each Loan as to which there exists (A) a material breach of a representation or warranty made by the Seller in the Agreement, (B) a material defect in the related loan documentation or
                                   (C) a change in certain terms of the related
                                   Loan unless such change was permitted as described under "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Collection and Other Servicing Procedures" herein (each Loan described in (A) through (C) above, a "Defective Loan"), or, at the option of the Seller or the Servicer, as applicable, to substitute new Loans for such Loans, provided such substitution occurs before September 1, 1999. See "THE CERTIFICATES-- Assignment of Loans" herein.

FEDERAL INCOME TAX
 CONSIDERATIONS.................  The Trust should be characterized as a grantor trust for federal income tax
                                   purposes, but failing that, it will be
                                   characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association). See "FEDERAL INCOME TAX CONSIDERATIONS" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. No representation is made regarding qualification of the Certificates under
                                   Section 856 or 7701(a)(19)(c) of the Code.
                                   Prospective investors should consult their own tax advisors regarding the federal, state, local, and other tax consequences of the ownership and disposition of the Certificates.


WITHHOLDING ON FOREIGN
 CERTIFICATEHOLDERS.............  PAYMENTS OF INTEREST (AND ACCRUED ORIGINAL
                                   ISSUE DISCOUNT) MADE TO A NON-U.S. INVESTOR
                                   GENERALLY WILL BE SUBJECT TO A 30% U.S.
                                   FEDERAL WITHHOLDING TAX. SEE "FEDERAL INCOME
                                   TAX CONSIDERATIONS" HEREIN.


ERISA CONSIDERATIONS............  No Certificates may be purchased for, or on behalf of, any employee benefit plan or
                                   other retirement arrangement which is
                                   subject to Title I of the Employee
                                   Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

LEGAL INVESTMENT
 CONSIDERATIONS.................  The Certificates will not constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, certain institutions may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

RATING..........................  It is a condition to the issuance of the
                                   Certificates that they be rated in the
                                   highest rating category by at least one
                                   nationally recognized statistical rating organization (the "Rating Agency"). The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the creditworthiness of the underlying Loans and the claims paying ability of the Certificate Insurer and in part on the funds on deposit in the Reserve Fund. There can be no assurance that the rating assigned to the Certificates on the Closing Date will not be reduced, suspended or withdrawn by a Rating Agency in the future. See "RISK FACTORS--Ratings Are Not Recommendations" in the Prospectus.

                                 RISK FACTORS

  Prospective investors should consider, in addition to the factors described under "RISK FACTORS" in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Certificates.

NATURE OF SECURITY

  Approximately 9.9% of the Loans based on the Original Pool Balance are unsecured, and the remainder of the Loans are secured by first, second or third deeds of trust or mortgages. In general, loans secured by second or third mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. See "CERTAIN LEGAL ASPECTS OF THE LOANS-- Junior Mortgages; Rights of Senior Mortgages" in the Prospectus. The Home Improvement Contracts and Debt Consolidation Loans were underwritten based primarily upon the related Obligor's ability to repay such Loan and not on the value of the collateral, if any. The Home Equity Loans were underwritten based upon both the related Obligor's ability to repay such Loan and the value of the related collateral. In the event of a borrower default, the Servicer will make a determination as to whether to foreclose on a particular Mortgaged Property based on the likely recovery of Net Liquidation Proceeds. As a result of the Seller's underwriting standards, there may not be any additional value in the Mortgaged Property. In addition, the Servicer will not advance any delinquent payments of principal or interest in respect of the Loans. Due to the foregoing, in the event of a Certificate Insurer Default (as defined herein), Certificateholders will most likely have to rely primarily on payments from the Obligors for repayment of the Certificates.

  Although the Agreement requires the Seller to deliver to the Trustee, with respect to each Loan, within 180 days after the Closing Date, assignments of mortgages in recordable form or, in certain circumstances, blanket assignments, such assignments will not be required to be submitted for recordation unless (a) the Servicer determines in its reasonable judgment that such recordation is necessary to foreclose on a Mortgaged Property relating to a Liquidated Loan and that foreclosing on such Mortgaged Property will maximize the receipt of Net Liquidation Proceeds with respect to such Liquidated Loan, in which case the Agreement requires the Trustee to record all or any portion of such assignments as and when directed by the Servicer; or (b) the Seller is less than adequately capitalized as determined pursuant to the regulations of the Office of Thrift Supervision, in which case the Agreement requires the Trustee to record all or any portion of such assignments if, as and when directed by the Certificate Insurer. Unless and until such assignments are recorded, the Trustee may not have a perfected lien on the related Mortgaged Properties and the lack of recording may affect the Trustee's ability to realize on such Mortgaged Properties. See "RISK FACTORS-- Status of Junior Liens; Property Values May Be Insufficient" in the Prospectus.

YIELD AND PREPAYMENT RISKS

  The weighted average life of the Certificates will be affected by the rate of principal payments (including prepayments) of the Loans. All of the Loans may be prepaid in whole or in part at any time without penalty. The prepayment experience on the Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Loans contain due-on-sale provisions; the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, the permissibility of enforcement is in doubt, or such enforcement would be uneconomic. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller or purchases by the Servicer as a result of certain breaches of representations and warranties made by the Seller in the Agreement or certain changes in the terms of the related Loan, payments of Substitution Adjustment Amounts, or the exercise by the Seller of its optional repurchase of all of the outstanding Loans in the Loan Pool (as defined herein) pursuant to the Agreement.

  As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, the Certificates. None of the Seller, the Servicer, the Trustee, the Certificate Insurer or the Underwriters make any representation as to the weighted average life of, or yield to maturity on, the Certificates.

GEOGRAPHIC CONCENTRATION

  As of the Cut-off Date, Obligors with respect to 24.3%, 20.5%, 14.6%, 11.2%, 8.6%, 6.6% and 4.1% of the Loans (based on the Original Pool Balance of the Loans and billing addresses of the Obligors thereon as of the Cut-off Date) were located in Virginia, Maryland, Florida, Georgia, North Carolina, New Jersey and Pennsylvania, respectively. Adverse economic conditions in Virginia, Maryland, Florida, Georgia, North Carolina, New Jersey or Pennsylvania may affect the delinquency, loan loss and foreclosure experience of the Trust with respect to the Loans. No predictions, however, can be made regarding future economic conditions in Virginia, Maryland, Florida, Georgia, North Carolina, New Jersey or Pennsylvania or any other jurisdictions where the Obligors reside. See "THE LOAN POOL" herein.

BOOK-ENTRY REGISTRATION; EFFECT ON LIQUIDITY

  Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical securities.

  Since transactions in the Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in DTC, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates.

  Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its participating organizations which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein.

WITHHOLDING ON FOREIGN CERTIFICATEHOLDERS

  PAYMENTS OF INTEREST (AND ACCRUED ORIGINAL ISSUED DISCOUNT) MADE TO A NON-U.S. INVESTOR GENERALLY WILL BE SUBJECT TO A 30% U.S. FEDERAL WITHHOLDING TAX. SEE "FEDERAL INCOME TAX CONSIDERATIONS" HEREIN.

RATING OF CERTIFICATES; POSSIBILITY OF WITHDRAWAL OR DOWNGRADING

  The rating of the Certificates will depend primarily on assessment by the Rating Agency of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agency of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in effect for any given period of time or the ratings will not be lowered or withdrawn by the Rating Agency. In general, the ratings address credit risk and do not address the likelihood of prepayments.

INSOLVENCY-RELATED MATTERS

  Perfection of Security Interest. The Seller intends that the transfer of all of the Seller's right, title and interest in the Loans to the Trust be treated as a sale by the Seller to the Trust and, accordingly, that such Loans will not be included in the assets of the Seller in the event of the appointment of a receiver or conservator for the Seller and will not be available to the creditors of the Seller. In the event of an insolvency of the Seller, however, it is possible that a receiver or a conservator for, or a creditor of, the Seller may argue that the transaction between the Seller and the Trust was a pledge of each such Loan in connection with a borrowing by the Seller, rather than a sale. If the transfer by the Seller to the Trust of the Loans is deemed to be a grant to the Trust of a security interest in the Loans, the Trust should have an enforceable first priority perfected security interest in the Loans (except with respect to any provisions of the Loans which purport to encumber assets as collateral for such Loans and any rights to enforcement with respect to such assets). If a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator may have priority over the Trust's right, title and interest in the Loans. For so long as the Seller is the Servicer, cash collections on the Loans may be held by the Seller and commingled with its funds until transferred to the Collection Account within two Business Days of receipt thereof, and in an insolvency proceeding or receivership or conservatorship of the Seller, the Trust may not have a perfected interest in such commingled collections.

  Intervention of FDIC. To the extent that the Seller's transfer of the Loans to the Trust is deemed to constitute the creation of a security interest in the Loans in favor of the Trust, and to the extent such security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver or conservator for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the related Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller, as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as receiver or conservator for the Seller, also has the power under FDIA to repudiate contracts, including the Seller's obligations under the Agreement to repurchase Defective Loans. In addition, in the case of an Event of Default relating to the receivership or conservatorship of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.

  Effect of Insolvency. If a receiver or conservator were appointed for the Seller, pursuant to the Agreement, the Trustee would sell the Loans (unless otherwise instructed by 51% of the Certificateholders and any person designated by the Seller to the Trustee prior to the time such receiver or conservator was appointed), thereby causing early termination of the Trust. Unless a Certificate Insurer Default (as defined herein) has occurred, the Certificate Insurer will have the right to so instruct the Trustee on behalf of the Certificateholders and such person designated by the Seller. Certificateholders will suffer a loss if a Certificate Insurer Default (as defined herein) has previously occurred and the net proceeds of such sale are insufficient to pay the Certificateholders in full. If an event occurs involving either the insolvency of the Seller or the appointment of a receiver or conservator for the Seller, the receiver or conservator may have the power to prevent the early sale, liquidation or disposition of the Loans. A receiver or conservator also may have the power to cause the early sale of the Loans and the early retirement of the Certificates.

                                  THE SELLER

  The Seller is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at June 30, 1997, the Seller had consolidated assets of approximately $6.2 billion, deposits of approximately $4.8 billion and stockholders' equity of approximately $345.5 million. As a savings bank chartered under the laws of the United States, the Seller is subject to certain minimum regulatory capital requirements imposed under FIRREA. At June 30, 1997, the Seller's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.48%, 6.48%, 7.19% and 13.21%, respectively. As of such date, the Seller's capital ratios exceeded the requirements under FIRREA as well as the standards established for

"well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts like the Seller to convert their charters to national or state bank charters, and the House Banking Committee approved a version of such legislation on June 20, 1997. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Seller and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the bill approved by the House Banking Committee contains grandfather provisions that address many of these issues, the Seller cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Seller or the Real Estate Investment Trust.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be paid to the Seller and the Seller will use such proceeds for its general corporate purposes.

            THE CHEVY CHASE HOME LOAN AND HOME EQUITY LOAN PROGRAMS

LOAN PROGRAMS

  Home Improvement Loan Department. The Debt Consolidation Loans and Home Improvement Contracts are originated or acquired by Chevy Chase through its Home Improvement Loan Department. Chevy Chase operates three loan programs within its Home Improvement Loan Department: Indirect Home Improvement Loans, Indirect Debt Consolidation Loans, and Direct Home Improvement Loans (collectively, "Home Loans"). Chevy Chase began originating and acquiring Home Loans in 1988.

  "Indirect Home Improvement Loans" are installment sales contracts and installment loan agreements originated by home improvement contractors and assigned to Chevy Chase. These contractors have been approved by Chevy Chase based on a review assessing their financial condition, industry reputation and trade references. Indirect Home Improvement Loans are either unsecured or secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties.

  "Indirect Debt Consolidation Loans" are closed-end home equity loans purchased by Chevy Chase which were originated by licensed mortgage companies. These mortgage companies have been approved by Chevy Chase based on a review assessing their industry reputation, financial condition and trade references. Indirect Debt Consolidation Loans are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties.

  "Direct Home Improvement Loans" are installment loan agreements originated by Chevy Chase which are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Direct Home Improvement Loans are originated in connection with the construction of in-ground swimming pools or other home improvements.

  Home Equity Lending Division. The Home Equity Loans are closed-end home equity loans ("Closed-end Home Equity Loans") originated by Chevy Chase or a subsidiary of Chevy Chase or acquired by Chevy Chase through its Home Equity Lending Division. Closed-end Home Equity Loans are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Chevy Chase has originated variable-rate home equity lines since 1983 and has originated fixed rate home equity loans since 1994. In general, customers can apply for a home equity loan by mail, phone or by visiting a Chevy Chase branch office.

UNDERWRITING PROCEDURES

  Each Loan was acquired or originated by Chevy Chase after a review in accordance with its established underwriting procedures.

  The underwriting procedures of Chevy Chase are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, Chevy Chase considers the borrower's ratio of debt to income and evaluates the borrower's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The borrower's equity in the collateral is of secondary importance in Chevy Chase's analysis. For Home Loans secured by mortgaged properties and for Closed-end Home Equity Loans, Chevy Chase's guidelines provide for financing up to 125% of the value of the mortgaged property. Generally, for each Home Loan, the value of the related mortgaged property is determined by Chevy Chase based on the purchase price and value of such mortgaged property as represented by the borrower if the Home Loan is originated within two years of such purchase or, if the Home Loan is originated after two years of such purchase, based on such purchase price and value, recent tax assessments and other relevant factors. Generally, most Closed-end Home Equity Loans and all Home Loans and Closed-end Home Equity Loans for amounts greater than $25,000 require appraisals performed by licensed appraisers to determine the value of the related Mortgaged Properties. Chevy Chase's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. Chevy Chase conducts quality audits to ensure compliance with its established policies and procedures.

FUNDING REQUIREMENTS

  Indirect Home Improvement Loans. Prior to funding an Indirect Home Improvement Loan, Chevy Chase requires the borrower to sign a certificate of completion that indicates that the project has been completed to the borrower's satisfaction. Chevy Chase then contacts each borrower by phone in order to review the terms and conditions of the loan and to reconfirm that all work was completed according to the terms of the contractor's agreement with the borrower. Following receipt of the certificate of completion and telephone validation, Chevy Chase funds the loan. Funds are disbursed to the related home improvement contractor by cashier's check. For certain large Indirect Home Improvement Loans, Chevy Chase may offer staged funding in which portions of the contract amount are payable as the work is completed. Checks for staged funding are issued to both the contractor and the customer.

  Chevy Chase offers borrowers the option to extend the contractual period between the funding date for an Indirect Home Improvement Loan and the first scheduled due date (the "Deferral Period") to 90 days for all Indirect Home Improvement Loans and 180 days for Indirect Home Improvement Loans with original principal balances of $5,000 or greater. Interest will accrue on the original principal balance of such Indirect Home Improvement Loan during the Deferral Period regardless of its length. The Indirect Home Improvement Loan will be considered current unless the borrower fails to make the first scheduled payment on its contractual due date. Scheduled payments will commence on the first contractual due date of the Indirect Home Improvement Loan and continue each month thereafter.

  Indirect Debt Consolidation Loans. Prior to funding an Indirect Debt Consolidation Loan Chevy Chase verifies that the consolidated debts have been paid off by reconciling copies of the pay-off checks from the mortgage company to the respective creditors against those debts listed on the borrower's credit bureau report, the original loan application and the HUD-1A settlement statement. Chevy Chase reconfirms that the borrower's resulting ratio of debt to income is within its guidelines. Funds are disbursed to the related mortgage company by cashier's check.

  Direct Home Improvement Loans. Direct Home Improvement Loans are funded with two-party checks payable to both the borrower and the home improvement contractor. Funds are disbursed to the home improvement contractors and direct loan borrowers by cashier's check. Checks are issued in incremental amounts representing completion of various stages of the construction. The borrower endorses the checks as these construction stages are completed.

  Closed-end Home Equity Loans. Closed-end Home Equity Loans are closed by Chevy Chase employees or by approved title agents. Funds are disbursed after confirmation that the mortgage or deed of trust has been recorded and that all underwriting contingencies have been met. Closed-end Home Equity Loans are funded by wire transfer or by bank check.

DOCUMENTATION

  Chevy Chase requires the following documents in each Home Loan file (as applicable):
    .Original application;
    .Original rescission notice and/or right to cancel;
    .Original installment sales contract or installment loan agreement; .Original deed of trust/mortgage;
    .Real Estate Settlement Procedures Act documents;
    .Original certificate of completion;
    .Copy of contractor's work order; and
    .Proof of income documentation.

  In addition to the applicable documents required in a Home Loan file, Chevy Chase also requires an appraisal or other determination of value and title report or property and judgment report for each Closed-end Home Equity Loan.

  All Closed-end Home Equity Loan files are reviewed for completeness by the HE Quality Control Section within the Home Equity Lending Division. Documentation is reviewed and recording information is confirmed prior to funding.

  All Home Loan files are reviewed for credit quality, documentation and completeness by the Funding/Compliance Section within the Home Improvement Loan Department. In addition to this internal review by the Funding/Compliance Section, the Front-End Quality Control area of the Consumer Loan Servicing Department verifies all contracts for accuracy and compliance prior to the booking process.

PERFECTION OF SECURITY INTEREST

  Each secured Home Loan contract and each Closed-end Home Equity Loan agreement contains, or is accompanied by a security agreement, deed of trust or mortgage containing, a clause granting Chevy Chase a security interest in the property being improved, which generally is the borrower's primary residence. This security interest must be perfected by recordation of the lien in the land records office of the jurisdiction in which the property is located.

HOMEOWNER'S INSURANCE AND TITLE REQUIREMENTS

  Chevy Chase requires that borrowers under a secured Home Loan contract or Closed-end Home Equity Loan agreement insure the related mortgaged property against fire and theft with a physical damage policy naming Chevy Chase as a loss payee. Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report generally is insured under the title agent's errors and omissions coverage for up to $15,000 for a period of one year from the date of settlement. If the Home Loan exceeds $60,000, Chevy Chase generally requires title insurance on the mortgaged property. Chevy Chase generally will permit subordination of its lien at the request of a borrower insofar as this action does not result in any additional risk to Chevy Chase. Most lien subordination requests result from a borrower's interest in refinancing a first mortgage in order to obtain a lower interest rate on that mortgage.

  Chevy Chase requires full title binder and insurance on Closed-end Home Equity Loans under the following scenarios: (a) when the related mortgage is in a first lien position; (b) when the related lien is subordinate to a non-institutional first trust; (c) when the amount of the Closed-end Home Equity Loan exceeds $200,000; (d) when the title to the related mortgaged property is held in trust; or (e) when the related mortgaged property is a rental property.

LOAN SERVICING

  Home Loans. The Home Loans currently are serviced by the Chevy Chase Consumer Loan Servicing Department in Tysons Corner, Virginia. The Consumer Loan Servicing Department performs the following non-collections oriented functions: (i) front-end quality control of the loan packages, (ii) validation and discounting of the loan packages, (iii) data input into the loan servicing system, (iv) validation of system data, (v) filing and control of all documentation and collateral, (vi) account maintenance, (vii) balancing,
(viii) payoffs and (ix) release of collateral.

  All Home Loan borrowers are issued coupon books which are mailed to them within ten working days of booking the Home Loan using the Florida Software loan servicing system and, after any delinquency, the On-Line Collections software. The borrower may mail payments directly to the Chevy Chase lockbox facility, the address of which is printed on the coupon book, or may take payments to any Chevy Chase branch location. Chevy Chase believes that more than 90% of all payment transactions are processed through the lockbox facility. Chevy Chase intends to transfer servicing of the Home Loan portfolio to its Home Equity Loan Servicing Center in Bethesda, Maryland in September 1997. All of the servicing functions for the Home Loans (including loan review, front end quality control, validation, data input, filing of documentation, account maintenance, balancing, payoff processing, release preparation, and subordination processing) will then be handled by the Home Equity Loan Servicing Center.

  All Closed-end Home Equity Loans are serviced by Chevy Chase's Home Equity Loan Servicing Center in Bethesda, Maryland. The Home Equity Loan Servicing Center performs the same servicing functions and uses the same collections software systems as the Consumer Loan Servicing Department.

COLLECTION PROCESS

  All Home Loan and Closed-end Home Equity Loan collections and recovery functions are performed from the related servicing facility.

  A loan is considered past due when the borrower fails to make a contractual payment by its due date. A system-generated delinquency notice is mailed to the borrower on the 10th day of delinquency. This notice indicates the amount of the payment and the date on which it was due. Chevy Chase uses an automated collections system which prioritizes a collector's daily queue of past due accounts. The typical collections process is as follows:

  Between the 10th and 19th day of delinquency, a collector will initiate contact with the delinquent borrower and attempt to collect the past due payment. Between the 20th and 29th day of delinquency, a more experienced collector will contact the borrower and attempt to resolve the problem. On the 30th day of delinquency and thereafter, a unit manager assumes the responsibility for collecting the account. By the 45th day of delinquency, Chevy Chase sends a demand letter which notifies the delinquent borrower that acceleration of the terms of the loan may result if all past due payments are not received by Chevy Chase within ten days. By the 70th day of delinquency, Chevy Chase determines whether to refer the loan to a collections attorney who will initiate legal action. The attorney will serve process to the borrower and proceed with those remedies available to Chevy Chase under the terms of the note and applicable laws. Chevy Chase generally charges off Home Loans between the 90th and 120th day of delinquency.

  When a Closed-end Home Equity Loan reaches 45 days past due, the acceleration letter also includes notification that Chevy Chase may foreclose on the mortgaged property if the account is not brought current. Chevy Chase obtains an updated appraisal (or broker price opinion) of the mortgaged property and verifies the status of any senior mortgage(s). The acceleration letter indicates that the Closed-end Home Equity Loan and any related senior mortgage(s) must be brought current to prevent acceleration of the balance.

  Generally, Chevy Chase initiates foreclosure if the Closed-end Home Equity Loan is not reinstated or paid in full by the time the account reaches 90 days past due. In some instances Chevy Chase may elect not to foreclose because of the relative strength of the equity position.

  In the event of a default on a first mortgage that is senior to any Home Loan or Closed-end Home Equity Loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may take either of the foregoing actions or may refrain from taking any action based upon reasonable commercial practice in the industry and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding principal balance for such Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans. As of the Cut-off Date, there have been no losses on Chevy Chase's home equity fixed rate portfolio. The Loans have been selected from Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans based upon the selection criteria shown below in "THE LOAN POOL."

                           DELINQUENCY EXPERIENCE(1)
        CHEVY CHASE HOME LOAN AND CLOSED-END HOME EQUITY LOAN PORTFOLIO

                                  AS OF DECEMBER 31,
                         ---------------------------------------      AS OF
                            1994          1995          1996      JUNE 30, 1997
                         -----------  ------------  ------------  -------------
Number of Loans
 Serviced...............       6,965        13,298        21,044        23,202
Aggregate Principal
 Balance of Loans
 Serviced............... $52,345,891  $133,193,889  $250,096,567  $275,270,118
Principal Balance of
 Loans
 30-59 Days Past
 Due(2).................     712,284     1,405,990     5,030,534     5,779,214
Principal Balance of
 Loans
 60-89 Days Past
 Due(2).................     119,188       660,406     1,150,694     1,645,566
Principal Balance of
 Loans
 90 or More Days Past
 Due(2).................     117,820       444,935     1,426,241     1,769,318
Total Delinquencies (30
 days or more past due)
 as a Percentage of
 Aggregate Principal
 Balances of Loans
 Serviced...............        1.81%         1.89%         3.04%         3.34%

--------
(1) Delinquency figures do not include past due amounts of $50.00 or less.
(2) Contractually past due.

                             LOAN LOSS EXPERIENCE
        CHEVY CHASE HOME LOAN AND CLOSED-END HOME EQUITY LOAN PORTFOLIO

                           TWELVE MONTHS ENDED DECEMBER 31,       SIX MONTHS
                         --------------------------------------      ENDED
                            1994         1995          1996      JUNE 30, 1997
                         -----------  -----------  ------------  -------------
Average Principal
 Balance of Loans(1).... $27,517,334  $92,522,276  $196,103,805  $264,166,743
Gross Charge Offs.......     197,990    1,601,268     5,188,510     4,524,383
Recoveries on Loans
 Previously Charged
 Off(2).................      22,632       84,121       280,755       494,281
                         -----------  -----------  ------------  ------------
Net Charge Offs.........     175,358    1,517,147     4,907,755     4,030,102
                         ===========  ===========  ============  ============
Gross Charge Offs as a
 Percentage of Average
 Principal Balance......        0.72%        1.73%         2.65%         3.43%(3)
Net Charge Offs as a
 Percentage of Average
 Principal Balance......        0.64%        1.64%         2.50%         3.05%(3)

--------
(1) Equals the arithmetic average of the preceding applicable month-end principal balances.
(2) Includes current recoveries on receivables previously charged off.
(3) Annualized.

  The above delinquency and loan loss experience represents Chevy Chase's recent experience and has been provided for illustrative purposes only. Chevy Chase's delinquency, foreclosure and net loss percentages may be affected by the rapid growth in the size and relative lack of seasoning of the portfolio. In addition, Chevy Chase can neither quantify the impact of property value declines, if any, on the Loans nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Loans could be higher than those heretofore experienced in the mortgage lending industry in general. Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Loans and no assurance can be given that the delinquency and loss experience presented in the tables will be indicative of such experience on the Loans.

                                 THE LOAN POOL

  The Trust Fund will consist of (i) 6,910 Loans (collectively, the "Loan Pool"), (ii) collections in respect of the Loans received on and after the Cut-off Date, (iii) the Policy, (iv) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties, (v) the proceeds of the foregoing and (vi) certain other property relating to the Loans. The Reserve Fund will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer. On the Closing Date the Loans will have an aggregate unpaid principal balance as of September 1, 1997 (the "Cut-off Date") of approximately $95,000,413, after giving effect to all payments of principal thereon received prior to the Cut-off Date (the "Original Pool Balance").

  The Loans were originated or acquired by Chevy Chase in the ordinary course of its business. The Loans were selected from Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans based on several criteria, including the following: (i) as of the Cut-off Date each Loan had twelve or more payments remaining; (ii) each Loan had an outstanding principal balance as of the Cut-off Date equal to or greater than $1,500; (iii) as of the Cut-off Date, no Loan was delinquent more than 29 days; and (iv) with respect to each Loan (x) at least one scheduled payment had been made or (y) such Loan was originated within 45 days of the Business Day preceding the Cut-off Date.

  All of the Loans are fixed-rate simple interest Loans as to which interest accrues on the simple interest method (that is, the interest portion of each monthly payment is equal to the interest accrued on the outstanding principal balance of the related Loan for the number of days from the date the most recent prior payment was made on such Loan to the date of payment, and the balance, if any, of such monthly payment is applied to principal).

  The Obligors under the Loans have billing addresses in 25 states and the District of Columbia. As of the Cut-off Date, approximately 24.3% of the Loans, based upon the Original Pool Balance, had Obligors with billing addresses in the Commonwealth of Virginia, approximately 20.5% had Obligors with billing addresses in the State of Maryland, approximately 14.6% had Obligors with billing addresses in the State of Florida, approximately 11.2% had Obligors with billing addresses in the State of Georgia, approximately 8.6% had Obligors with billing addresses in the State of North Carolina, approximately 6.6% had Obligors with billing addresses in the State of New Jersey and approximately 4.1% had Obligors with billing addresses in the State of Pennsylvania. No other jurisdiction accounts for more than 2.5% of the Loans, based upon the Original Pool Balance.

  As of the Cut-off Date, the Loans had a minimum outstanding principal balance of $1,500, a maximum outstanding principal balance of $99,501, an average balance of $13,748, a remaining term to maturity of no less than 12 months and no greater than 240 months, a weighted average remaining term to maturity of 138 months, a number of months since the date of origination of no less than 0 months and no greater than 102 months, a weighted average number of months since the date of origination of 5 months, a Loan Rate of no less than 7.80% and no greater than 17.25% and a weighted average Loan Rate of 11.87%.

  Set forth below is a description of certain characteristics of the Loans as of the Cut-off Date. All such information is approximate. Prior to the Closing Date, Loans may be removed from the pool of Loans described below and other Loans may be substituted therefor. In addition, Loans may be prepaid at any time. As a result, certain characteristics of the Loans may vary from those set forth below. The columns may not add to 100% due to rounding.

                              LOAN POOL STATISTICS
                        CUT-OFF DATE PRINCIPAL BALANCES

CUT-OFF DATE PRINCIPAL                      AGGREGATE CUT-OFF    % OF ORIGINAL
BALANCES                  NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
----------------------    --------------- ---------------------- -------------
$ 1,500.00 to $
 4,999.99................      1,483           $  4,842,573            5.1%
$ 5,000.00 to $
 9,999.99................      1,429             10,362,638           10.9%
$10,000.00 to
 $14,999.99..............      1,172             14,795,434           15.6%
$15,000.00 to
 $19,999.99..............      1,110             19,286,795           20.3%
$20,000.00 to
 $24,999.99..............      1,044             23,863,597           25.1%
$25,000.00 to
 $29,999.99..............        359              9,605,136           10.1%
$30,000.00 to
 $34,999.99..............        145              4,665,230            4.9%
$35,000.00 to
 $39,999.99..............         88              3,244,845            3.4%
$40,000.00 to
 $44,999.99..............         21                897,312            1.0%
$45,000.00 to
 $49,999.99..............         24              1,160,372            1.2%
$50,000.00 to
 $54,999.99..............         11                572,109            0.6%
$55,000.00 to
 $59,999.99..............          7                410,293            0.4%
$60,000.00 to
 $64,999.99..............          6                373,474            0.4%
$65,000.00 to
 $69,999.99..............          0                      0            0.0%
$70,000.00 to
 $74,999.99..............          3                218,307            0.2%
$75,000.00 to
 $79,999.99..............          1                 78,065            0.1%
$80,000.00 to
 $84,999.99..............          2                162,040            0.2%
$85,000.00 to
 $89,999.99..............          3                263,461            0.3%
$90,000.00 to
 $94,999.99..............          0                      0            0.0%
$95,000.00 to
 $99,999.99..............          2                198,732            0.2%
                               -----           ------------          -----
  Total..................      6,910           $ 95,000,413          100.0%
                               =====           ============          =====
                            CUT-OFF DATE LOAN RATES
RANGE OF CUT-                               AGGREGATE CUT-OFF    % OF ORIGINAL
OFF DATE LOAN RATES       NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
-------------------       --------------- ---------------------- -------------
7.000% to 7.999%.........         14           $    264,650            0.3%
8.000% to 8.999%.........        299              6,366,709            6.7%
9.000% to 9.999%.........      1,313             27,137,422           28.6%
10.000% to 10.999%.......        801             13,716,351           14.4%
11.000% to 11.999%.......        590              7,442,210            7.8%
12.000% to 12.999%.......        935             10,418,351           11.0%
13.000% to 13.999%.......        971              6,682,988            7.0%
14.000% to 14.999%.......      1,220             18,720,670           19.7%
15.000% to 15.999%.......        740              4,106,995            4.3%
16.000% to 16.999%.......         26                140,197            0.2%
17.000% to 17.999%.......          1                  3,870            0.0%
                               -----           ------------          -----
  Total..................      6,910           $ 95,000,413          100.0%
                               =====           ============          =====

                     GEOGRAPHICAL DISTRIBUTION OF LOANS(1)

                                                                       % OF
                                    NUMBER  AGGREGATE CUT-OFF DATE   ORIGINAL
STATE                              OF LOANS   PRINCIPAL BALANCE    POOL BALANCE
-----                              -------- ---------------------- ------------
Virginia..........................  1,768        $23,096,993           24.3%
Maryland..........................  1,375         19,485,254           20.5%
Florida...........................    695         13,866,624           14.6%
Georgia...........................    783         10,661,432           11.2%
North Carolina....................    575          8,206,792            8.7%
New Jersey........................    457          6,298,321            6.6%
Pennsylvania......................    361          3,874,503            4.1%
Other.............................    896          9,510,494           10.0%
                                    -----        -----------          -----
  Total...........................  6,910        $95,000,413          100.0%
                                    =====        ===========          =====

--------
(1) By billing address

                    CUT-OFF DATE REMAINING TERM TO MATURITY

                                                                       % OF
                                    NUMBER  AGGREGATE CUT-OFF DATE   ORIGINAL
RANGE OF REMAINING TERMS BY MONTH  OF LOANS   PRINCIPAL BALANCE    POOL BALANCE
---------------------------------  -------- ---------------------- ------------
0 to 12 Months....................      5        $    16,821            0.0%
13 to 24 Months...................    163            400,431            0.4%
25 to 36 Months...................    375          1,233,190            1.3%
37 to 48 Months...................    584          2,502,322            2.6%
49 to 60 Months...................    781          5,179,145            5.5%
61 to 72 Months...................    274          1,909,513            2.0%
73 to 84 Months...................    582          4,507,871            4.7%
85 to 96 Months...................     67            685,605            0.7%
97 to 108 Months..................    268          4,341,316            4.6%
109 to 120 Months.................  1,596         26,835,570           28.3%
121 to 132 Months.................      4             60,239            0.1%
133 to 144 Months.................     31            505,752            0.5%
145 to 156 Months.................      5             65,850            0.1%
157 to 168 Months.................    233          4,661,833            4.9%
169 to 180 Months.................  1,761         37,430,694           39.4%
181 to 192 Months.................      0                  0            0.0%
193 to 204 Months.................      0                  0            0.0%
205 to 216 Months.................      0                  0            0.0%
217 to 228 Months.................      0                  0            0.0%
229 to 240 Months.................    181          4,664,261            4.9%
                                    -----        -----------          -----
  Total...........................  6,910        $95,000,413          100.0%
                                    =====        ===========          =====

                           ORIGINATION YEAR OF LOANS

                                              AGGREGATE CUT-OFF    % OF ORIGINAL
ORIGINATION YEAR            NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
----------------            --------------- ---------------------- -------------
1989.......................          1           $     6,887             0.0%
1990.......................          1                43,531             0.1%
1993.......................          4                22,891             0.0%
1994.......................         16               130,360             0.1%
1995.......................         36               240,508             0.3%
1996.......................      2,310            31,056,962            32.7%
1997.......................      4,542            63,499,274            66.8%
                                 -----           -----------           -----
  Total....................      6,910           $95,000,413           100.0%
                                 =====           ===========           =====

                               SECURITY FOR LOANS

                                              AGGREGATE CUT-OFF    % OF ORIGINAL
SECURITY STATUS             NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
---------------             --------------- ---------------------- -------------
Secured....................      4,792           $85,582,472            90.1%
Unsecured..................      2,118             9,417,941             9.9%
                                 -----           -----------           -----
  Total....................      6,910           $95,000,413           100.0%
                                 =====           ===========           =====

                            THE CERTIFICATE INSURER

  The following information has been obtained from Capital Markets Assurance Corporation ("CapMAC") and has not been verified by Chevy Chase or the Underwriters. No representation or warranty is made by Chevy Chase or the Underwriters with respect thereto.

  CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

  CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). NEITHER HOLDINGS NOR ANY OF ITS STOCKHOLDERS IS OBLIGATED TO PAY ANY CLAIMS UNDER ANY INSURANCE POLICY ISSUED BY CAPMAC OR ANY DEBTS OF CAPMAC OR TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS TO CAPMAC.

  CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

  CapMAC's obligations under the Policy may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Policy.

  THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  As at December 31, 1996 and 1995, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under insurance policies issued by CapMAC.

  The audited financial statements of CapMAC prepared in accordance with generally accepted accounting principles for the period ended December 31, 1996, and the unaudited financial statements of CapMAC as of June 30, 1997 are attached to this Prospectus Supplement as Appendix A and Appendix B. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request.

  CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Certificates will be affected by the rate of principal payments (including prepayments) of the Loans. All of the Loans may be prepaid in whole or in part at any time without penalty. The prepayment experience on the Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Loans contain due-on-sale provisions, and the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, permissibility of enforcement is in doubt, or such performance would be uneconomical. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller or purchases by the Servicer as a result of certain breaches of the representations and warranties made by the Seller in the Agreement or certain changes in the terms of the related Loans, payments of Substitution Adjustment Amounts or the exercise by the Seller of its optional repurchase of all of the outstanding Loans in the Loan Pool pursuant to the Agreement. No assurance can be given as to the level of prepayments that will be experienced by the Trust. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

  As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, the Certificates. None of the Seller, the Servicer, the Trustee, the Certificate Insurer or the Underwriters make any representation as to the weighted average life of, or yield to maturity on, the Certificates.

PAID-AHEAD LOANS

  If, in addition to making the regularly scheduled payment, the obligor under a Loan (the "Obligor") makes one or more additional scheduled payments in any Monthly Collection Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Monthly Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Loan in such Monthly Collection Period, and unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Loan (a "Paid-Ahead Loan") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Loan, as reduced by the application of the additional scheduled payments made in the Monthly Collection Period in which such Loan became a Paid-Ahead Loan. The Obligor would not be considered delinquent during the Paid-Ahead Period.

  When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Loan. Depending on the principal balance and Loan Rate of the related Loan, and on the number of payments that were paid-ahead, there may be extended periods of time during which Paid-Ahead Loans that are current are not amortizing. During such periods, no distributions of Principal Collections with respect to such Loans will be made.

  Paid-Ahead Loans will affect the weighted average life of the Certificates. The lack of Principal Collections from Paid-Ahead Loans during the related Paid-Ahead Period will have the effect of decreasing the amount of principal that otherwise would have been available to be distributed to Certificateholders, thereby extending the weighted average life of the Certificates. However, the distribution of the paid ahead amount on the Distribution Date following the Monthly Collection Period in which such amount was received may shorten the weighted average life of the Certificates. In addition, during the Paid-Ahead Period there will not be any interest paid with respect to such Loans, thereby reducing the amount of Interest Collections that otherwise would be available for distribution on the Certificates.

  As of the Cut-off Date, approximately 4.7% of the Loans (based upon the Original Pool Balance) were Paid-Ahead Loans for which the next payment is due on or after November 1, 1997. Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans historically has included loans which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Loans which may become Paid-Ahead Loans or the number or the principal amount of the scheduled payments which may be paid ahead.

DEFERRAL LOANS

  As of the Cut-off Date, less than 2.2% of the Loans (based upon the Original Pool Balance) are Loans for which the related Obligors have elected to extend the contractual period between the funding date for such Loans and the first scheduled due date for such Loans (each, a "Deferral Loan") that are currently in the Deferral Period. None of the Home Equity Loans are Deferral Loans. As of the Cut-off Date, no Deferral Loan had an initial scheduled due date after February 23, 1998. During the Deferral Period, no payments will be made on the related Deferral Loan and such Deferral Loan will be considered current. When the Obligor begins to make its required payments following the Deferral Period, the payments so made may be insufficient to cover the interest that has accrued since the date of origination. Notwithstanding such deficiency, the Obligor's Loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Loan. Depending on the principal balance and the Loan Rate of the related Loan and on the number of payments deferred, there will be a period of time during which Loans that are current are not amortizing. The lack of Principal Collections from Deferral Loans during the related Deferral Period will have the effect of decreasing the amount of principal that otherwise would have been available to be distributed to Certificateholders, thereby extending the weighted average life of the Certificates. In addition, during the Deferral Period there will not be any interest paid with respect to such Loans, thereby reducing the amount of Interest Collections that otherwise would be available for distribution on the Certificates.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of loans). Prepayments on loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR model assumes that the outstanding principal balance of a pool of loans prepays at a specified constant annual rate. The Certificates were priced using a prepayment assumption of % CPR.

  As used in the following table "0% CPR" assumes that none of the Loans are prepaid before maturity, "15% CPR" assumes the Loans will prepay at a CPR of 15%, and so forth.

  There is no assurance, however, that prepayment of the Loans will conform to any level of the CPR, and no representation is made that the Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of loans comparable to the Loans is influenced by a variety of factors, as described above. In addition, in the case of any Loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such Loans, such Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such Loans. Conversely, if prevailing interest rates rise above the interest rates on such Loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following table were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Original Pool Balance is $95,000,413; (iii) the Loans will, as of the Cut-off Date, be grouped into twelve pools having the the additional characteristics set forth below under "Assumed Loan Characteristics;" (iv) the Initial Certificate Principal Balance is $95,000,000 and the Certificates have a Pass-Through Rate of 6.875%; (v) no interest shortfalls will arise in connection with prepayments in full of the Loans; (vi) the Certificates are issued on September 24, 1997; and (vii) scheduled principal and interest is timely received on a monthly basis with no deferral or paid-ahead periods. No representation is made that the Loans will not experience delinquencies or losses.

                         ASSUMED LOAN CHARACTERISTICS

                                                                     WEIGHTED
                                                         WEIGHTED    AVERAGE
                                                         AVERAGE  REMAINING TERM
                                       CUT-OFF DATE POOL   LOAN    TO MATURITY
POOL                                   PRINCIPAL BALANCE   RATE      (MONTHS)
----                                   ----------------- -------- --------------
1. ...................................    $   72,758      14.51%        15
2. ...................................     1,407,886      13.74%        29
3. ...................................     3,811,570      12.92%        46
4. ...................................     5,805,787      12.79%        61
5. ...................................     5,137,533      13.14%        81
6. ...................................     4,273,243      13.56%       105
7. ...................................    28,107,982      13.09%       116
8. ...................................       620,281      10.33%       165
9. ...................................       302,061       9.93%       166
10. ..................................    38,238,890      10.54%       175
11. ..................................     5,569,500      10.81%       212
12. ..................................     1,652,923      10.91%       240

  Based on the foregoing assumptions, the following table indicates (i) the percentages of the Initial Certificate Principal Balance that would be outstanding after each of the dates shown at various constant percentages of CPR and (ii) the corresponding projected weighted average life, first principal payment date and last principal payment date of the Certificates at the indicated percentages of the CPR.

                                                                 CPR
                      ------------------------------------------------------------------------------------------
         DATE                14%                16%                18%              20%               22%
         ----         ------------------ ------------------ ----------------- ---------------- -----------------
  Closing Date               100%               100%               100%             100%              100%
  September 20, 1998          81%                79%               77%               75%              73%
  September 20, 1999          64%                61%               58%               55%              53%
  September 20, 2000          50%                47%               44%               41%              38%
  September 20, 2001          39%                35%               32%               29%              26%
  September 20, 2002          30%                27%               24%               21%              18%
  September 20, 2003          23%                20%               17%               15%              13%
  September 20, 2004          17%                14%               12%               10%               9%
  September 20, 2005          12%                10%                8%                7%               6%
  September 20, 2006           8%                 7%                5%                4%               3%
  September 20, 2007           6%                 4%                3%                3%               2%
  September 20, 2008           4%                 3%                2%                2%               1%
  September 20, 2009           3%                 2%                2%                1%               1%
  September 20, 2010           2%                 1%                1%                1%               0%
  September 20, 2011           1%                 1%                0%                0%               0%
  September 20, 2012           0%                 0%                0%                0%               0%
  September 20, 2013           0%                 0%                0%                0%               0%
  September 20, 2014           0%                 0%                0%                0%               0%
  September 20, 2015           0%                 0%                0%                0%               0%
  September 20, 2016           0%                 0%                0%                0%               0%
  September 20, 2017           0%                 0%                0%                0%               0%
  To Maturity:
   First Prin Pay:     October 20, 1997   October 20, 1997  October 20, 1997  October 20, 1997 October 20, 1997
   Last Prin Pay:     September 20, 2017 September 20, 2017  August 20, 2017   July 20, 2017     June 20, 2017
    Weighted Average
     Life (years)(1):        3.91               3.63              3.37              3.15             2.94
  To Call:
   First Prin Pay:     October 20, 1997   October 20, 1997  October 20, 1997  October 20, 1997 October 20, 1997
   Last Prin Pay:     February 20, 2008     May 20, 2007    December 20, 2006  June 20, 2006   December 20, 2005
    Weighted Average
     Life (years)(1):        3.80               3.51              3.27              3.05             2.84

--------
(1) The "Weighted Average Life" of a Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance to the stated Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the Initial Certificate Principal Balance of such Certificate.

  It is not likely that the Loans will prepay at any constant percentage of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                               THE CERTIFICATES
  The following information supplements the information contained under "DESCRIPTION OF THE SECURITIES" in the accompanying Prospectus. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL
  The   % Home Loan Asset-Backed Certificates will consist of a single class of Certificates, which will evidence in the aggregate an undivided ownership interest in the Trust to be formed pursuant to the Agreement. The property of the Trust will consist primarily of certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"). Most of the Loans are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). The Trust also will include collections in respect of the Loans received on and after September 1, 1997 (the "Cut-off Date"), the Policy and certain other property as described more fully herein. The Reserve Fund (as defined herein) will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer.

  Each Certificate will represent the right to receive payments of interest at the Pass-Through Rate, and principal as described herein. The Seller will be entitled to amounts remaining, if any, after distributions in respect of the Certificates as described herein. Principal and interest will be payable on the Certificates monthly on the 20th day of each month or, if such 20th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), beginning with the October 1997 Distribution Date, in each case calculated as described herein. The Certificate Principal Balance will be due and payable on the Distribution Date in May 2018 (the "Final Distribution Date"). "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the states of Minnesota, New York or Maryland (or such other state in which the Corporate Trust Office of the Trustee or the main office of the Paying Agent under the Agreement is located) are required or authorized by law to be closed.

  The Certificates will have an aggregate original principal balance of $95,000,000 (the "Initial Certificate Principal Balance"). Following the Closing Date, the "Certificate Principal Balance" will equal the Initial Certificate Principal Balance minus the aggregate amount of distributions allocable to principal previously distributed to Certificateholders. See "DESCRIPTION OF THE SECURITIES" in the Prospectus.

  The Certificates initially will be represented by a single Certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The Certificates will be available for purchase in book-entry form only in denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a different denomination. Persons acquiring beneficial interests in the Certificates will hold their interests through DTC. Unless and until Replacement Certificates are issued under the limited circumstances described under "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. See "RISK FACTORS--Book-Entry Registration; Effect on Liquidity" herein.

  Distributions on the Certificates will be made by the Trustee by check or, if so instructed by a holder of Certificates representing at least $5,000,000, by wire transfer, except that with respect to Certificates registered on a Record Date in the name of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by DTC. Notwithstanding the foregoing, the final distribution on the Certificates will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of Certificates at the office or agency maintained for that purpose by the Trustee in the City of St. Paul, Minnesota.

  Distributions will be made on each Distribution Date to the holders of record as reflected in the certificate register maintained by the Trustee on the day prior to such Distribution Date if the Certificates are book-entry certificates, and on the last day of the month preceding the month of the related Distribution Date, if the Certificates are issued in definitive form, except that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency appointed by the Trustee for that purpose (each such day, a "Record Date").

INTEREST

  Interest on the Certificates will accrue at the pass-through rate of % per annum (the "Pass-Through Rate") from and including September 20, 1997 (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date (each, an "Interest Period"). On each Distribution Date, to the extent of funds available therefor, the Trustee will distribute the Interest Distributable Amount on a pro rata basis to the Certificateholders of record as of the Record Date. The "Interest Distributable Amount" for any Distribution Date means the sum of (i) interest accrued during the related Interest Period at the Pass-Through Rate on the Certificate Principal Balance immediately preceding such Distribution Date and
(ii) the Certificateholders' Interest Carryover Shortfall. "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Interest Distributable Amount for the preceding Distribution Date over the amount of interest actually distributed to Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including the preceding Distribution Date to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

PRINCIPAL

  On each Distribution Date, to the extent of Monthly Allocable Principal, the Trustee will distribute the Principal Distributable Amount on a pro rata basis to the Certificateholders of record as of the related Record Date. The "Principal Distributable Amount" for any Distribution Date means an amount equal to the lesser of (a) the sum of (i) the Principal Collections for such Distribution Date, (ii) any Liquidation Loss Amount for the related Monthly Collection Period and (iii) any portion of the Principal Distributable Amount for any prior Distribution Date that was not previously distributed and (b) the outstanding Certificate Principal Balance of the Certificates; provided, however, that on the Final Distribution Date, the Principal Distributable Amount will equal the Certificate Principal Balance; and provided further, however, that in no event will the aggregate amount distributed to Certificateholders in respect of principal exceed the Initial Certificate Principal Balance.

  "Monthly Allocable Principal" means, with respect to each Distribution Date, an amount equal to the sum of (i) the Principal Collections deposited in the Principal Distribution Account for such Distribution Date, (ii) any Excess Interest to the extent deposited in the Principal Distribution Account to pay the Liquidation Loss Amount for such Distribution Date, (iii) any Reserve Fund Principal Transfer Amount drawn from the Reserve Fund for such Distribution Date and (iv) any Principal Deficiency Draw Amount made under the Policy for such Distribution Date.

  The "Monthly Collection Period" is, for any Distribution Date, the calendar month preceding such Distribution Date.

ASSIGNMENT OF LOANS

  At the time of issuance of the Certificates, the Seller will assign to the Trustee all of its right, title and interest in and to the Loans, including all payments of interest and principal, from whatever source derived, which are received thereon on or after the Cut-off Date, together with the other assets included or to be included in the Trust Fund, whether now owned or hereafter acquired. Each Loan will be identified in a schedule delivered to the Trustee on the Closing Date.

  The Agreement requires the Seller to deliver to the Trustee on the Closing Date, with respect to each Loan, the documentation specified in the Agreement relating to such Loans (each, a "Loan File"), including: (i) the originally executed promissory note or installment sales contract or installment loan agreement, as applicable, a copy of such originally executed note, contract or agreement, or a "lost-note affidavit," and any intervening endorsements and/or assignments evidencing a complete chain of title from the originator to the Seller and, in the case of any promissory note, an endorsement thereof by the Seller in blank without recourse with a facsimile signature as provided in the Agreement, (ii) with respect to each Loan secured by a Mortgaged Property, either (a) the original Mortgage with evidence of recording thereon, (b) a copy of such Mortgage certified as a true copy by an officer of the Seller, if the original has been submitted for recording but has not, as of the Closing Date, been returned, or (c) a copy of such Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office, and (iii) originals of all assumption and modification agreements, if any, or a copy certified as a true copy by an officer of the Seller if the original has been transmitted for recording until such time as the original is returned by the public recording office. In addition, within 180 days following the Closing Date, the Agreement requires the Seller to deliver to the Trustee as part of each Loan File with respect to each Loan secured by a

Mortgaged Property an assignment in recordable form or, under certain circumstances a blanket assignment in recordable form, for the benefit of the Trustee. An assignment of a Mortgage will not be required to be submitted for recordation unless (x) the Servicer determines in its reasonable judgment that such recordation is necessary to foreclose on a Mortgaged Property related to a Liquidated Loan and that foreclosing on such Mortgaged Property will maximize the receipt of Net Liquidation Proceeds with respect to such Liquidated Loan, in which case the Agreement requires the Trustee to record all or any portion of such assignments as and when directed by the Servicer, or (y) the Seller is less than adequately capitalized as determined pursuant to the regulations of the Office of Thrift Supervision, in which case the Agreement requires the Trustee to record all or any portion of such assignments, if, as and when directed by the Certificate Insurer. The Trustee will complete its review of the Loan Files within 30 days following the date such documents are required to be delivered. If any document required to be included in any Loan File does not bear the required signatures, has not been received when required to be delivered or is unrelated to the applicable Loan and such defect is not cured as provided in the Agreement following receipt of notification thereof to the Seller from the Trustee, the Seller will be required either to repurchase the affected Loan or to replace the affected Loan in the manner set forth below.

  On the Closing Date, the Seller will make certain representations and warranties as to the completeness of the Loan Files and the accuracy in all material respects of certain information furnished to the Trustee with respect to each Loan, including the unpaid principal balance of such Loan as of the Cut-off Date and the Loan Rate of each such Loan. In addition, the Seller will represent and warrant that, as of the Cut-off Date, no Loan was 30 or more days contractually delinquent. In the event there is a breach of any representation or warranty made by the Seller in the Agreement as to a Loan that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer in such Loan, the Seller will be required either to
(i) repurchase the related Loan from the Trust or (ii) provided such substitution occurs before September 1, 1999, substitute an Eligible Substitute Loan therefor, in each case in the manner described below.

  Any Loan required to be repurchased from the Trust by the Seller pursuant to the Agreement as a result of a defect, omission or breach of a representation or warranty (each, a "Defective Loan") will be repurchased in exchange for the deposit by the Seller of an amount equal to such Loan's unpaid principal balance as of the end of the Monthly Collection Period immediately preceding the date of repurchase, plus accrued and unpaid interest thereon at the Loan Rate less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate through the end of the Monthly Collection Period in which the repurchase occurs (the "Repurchase Deposit Amount"). The interest portion of the Repurchase Deposit Amount will be deposited into the Interest Distribution Account and the principal portion of the Repurchase Deposit Amount will be deposited into the Principal Distribution Account, in each case on the Business Day preceding the Determination Date following expiration of the related cure period.

  As to any Eligible Substitute Loan, the Seller will deposit into the Principal Distribution Account the amount, if any, by which the unpaid principal balance of such Eligible Substitute Loan at the end of the Monthly Collection Period in which the events giving rise to the related substitution occurred is less than the unpaid principal balance of the related Loan being removed from the Trust at the end of such Monthly Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Loan and deposit any such Substitution Adjustment Amount into the Principal Distribution Account on the Business Day preceding the Determination Date in the month following such Monthly Collection Period. Upon substitution, each Eligible Substitute Loan will be subject to the terms of the Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Loans in the Trust. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Agreement, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of the repurchased Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Defective Loan will be the sole remedy against the Seller available to Certificateholders or the Trustee.

  An "Eligible Substitute Loan" is a Loan that, as of the substitution date,
(i) has an outstanding unpaid principal balance of not less than 95% of the unpaid principal balance of the Defective Loan as of the substitution date;
(ii) has a Loan Rate not less than the current Loan Rate of such Defective Loan and not more than 100 basis points in excess thereof; (iii) has a remaining term to maturity not later than nor more than six months earlier than the remaining term to maturity of such Defective Loan; (iv) if applicable, is secured by a Mortgage in a lien position not junior to the lien position of the Mortgage of such Defective Loan; (v) complies with each representation and warranty made by the Seller regarding the Loans as though such representation and warranty were made as of the substitution date; and
(vi) complies with any other requirements of the Rating Agencies set forth in the Agreement.

  Pursuant to the Agreement, the Servicer will service and administer the Loans, as more fully set forth under "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Collection and Other Servicing Procedures" herein.

  None of the Loans are, and none of the Eligible Substitute Loans will be, insured by the Federal Housing Administration or guaranteed by the Veterans Administration or any other governmental agency or instrumentality.

SERVICING FEE AND TRUSTEE'S FEES

  The Servicer will receive a fee on each Distribution Date (the "Servicing Fee") equal to one-twelfth of the product of 0.75% and the Pool Balance as of the opening of business on the first day of the related Monthly Collection Period. In addition, the Servicer may retain out of collections on the Loans any late fees, prepayment fees, rebates, and other administrative fees and expenses collected during such month.

  The Servicer also will be entitled to immediate reimbursement for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties as a Servicer Advance. See "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Servicer Advances." Such right of reimbursement will be prior to the rights of the Certificateholders to receive any distributions of interest or principal. The Servicer will not be required to advance delinquent payments of principal or interest.

  On each Distribution Date under the Agreement the Trustee is entitled to a fee for its services during the prior Monthly Collection Period equal to an amount agreed on by the Trustee and the Seller (the "Trustee's Fee"), payable out of Interest Collections.

ESTABLISHMENT OF ACCOUNTS

  The Agreement requires the Servicer to establish and maintain a separate account (the "Collection Account") for the benefit of the Certificateholders and the Certificate Insurer. The Agreement requires the Collection Account to be maintained as an Eligible Account. The Servicer will maintain within the Collection Account administrative subaccounts for (i) the distribution of principal of the Certificates (such subaccount, the "Principal Distribution Account"), (ii) the distribution of interest on the Certificates (such subaccount, the "Interest Distribution Account") and (iii) the payment of the Servicing Fee to the Servicer, the Trustee's Fee to the Trustee and amounts owed to the Certificate Insurer (such subaccount, the "Expense Distribution Account").

  The Agreement also requires the Servicer to establish and maintain a separate trust account outside of the Trust (the "Reserve Fund") for the benefit of the Certificateholders and the Certificate Insurer. The Agreement requires the Reserve Fund to be maintained as an Eligible Account.

  Amounts deposited in the Collection Account and Reserve Fund will be invested in Permitted Investments maturing no later than one Business Day prior to the Distribution Date or on such other date as may be approved by the Rating Agencies and the Certificate Insurer.

  An "Eligible Account" is an account that is (i) maintained with a depository institution which has a short term certificate of deposit rating at the time of any deposit therein in the highest short-term debt rating category by the Rating Agencies, (ii) maintained with a depository institution whose accounts are fully insured by either SAIF or BIF with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with the Trustee in its corporate trust department or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Trustee, and acceptable to the Certificate Insurer.

  "Permitted Investments" are specified in the Agreement and are limited to investments which meet the criteria of the Certificate Insurer, and are acceptable to the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates. The definition of Permitted Investments may be amended from time to time by the Trustee, the Seller and the Servicer with the consent of the Certificate Insurer but without the approval of the Certificateholders so long as such investments continue to meet the criteria of the Rating Agencies.

COLLECTIONS

  All collections on the Loans will be allocated as to principal and interest in accordance with the terms of the applicable fixed-rate home equity loan agreement, sales contract or installment loan agreement. The Servicer will be required to remit collections (other than amounts representing the Servicing Fee and reimbursements of Servicer Advances) to the Collection Account within two Business Days of receipt thereof. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

  On the third Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver a certificate (the "Servicer's Certificate") to the Trustee and the Certificate Insurer specifying, among other things, the amount of Interest Collections and Principal Collections on the Loans, the amounts to be deposited into and/or withdrawn from the Collection Account and the subaccounts therein and the Reserve Fund on the Deposit Date and the amount of any required claims to be made under the Policy.

  "Interest Collections" for any Distribution Date will consist of (i) interest collections received from or on behalf of Obligors during the related Monthly Collection Period (less the Servicing Fee and, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed, such interest collections allocable to pay any such unreimbursed Servicer Advance), (ii) the interest portion of Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period, (iii) Recoveries received during the related Monthly Collection Period, (iv) the interest portion of the Repurchase Deposit Amount received in respect of the related Monthly Collection Period, and (v) investment earnings (net of losses) on amounts on deposit in the Collection Account for the related Monthly Collection Period.

  "Principal Collections" for any Distribution Date will consist of (i) principal collections received from Obligors on the Loans during the related Monthly Collection Period (less, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed from Interest Collections on such Loan or otherwise, principal collections allocable to pay any unreimbursed Servicer Advance), (ii) the principal portion of the Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period and (iii) the principal portion of the Repurchase Deposit Amount and the Substitution Adjustment Amount for any purchased or substituted Loans received in respect of the related Monthly Collection Period.

  "Net Liquidation Proceeds" means, with respect to any Liquidated Loan, Liquidation Proceeds reduced by related expenses (including, without limitation, Servicer Advances, the cost of recordation of assignments and any amount advanced in respect of the repayment of a senior mortgage). "Liquidation Proceeds" means proceeds (excluding any amounts drawn from the Reserve Fund or on the Policy) received in connection with the liquidation of a Liquidated Loan.

  "Insurance Proceeds" means, with respect to any Loan and a Monthly Collection Period, proceeds paid to the Seller or the Servicer pursuant to any insurance policy with respect to such Loan, reduced by related expenses, which proceeds (x) are not Liquidation Proceeds, and (y) are not applied or expected to be applied to the restoration or repair of the related Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

  "Liquidated Loan" means, with respect to any Determination Date, a Loan (i) with respect to which the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Monthly Collection Period or
(ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

  "Recoveries" means, with respect to any Liquidated Loan and a Monthly Collection Period, any amount that was previously recognized as a loss but subsequently has been collected with respect to such Loan from whatever source (other than from withdrawals from the Reserve Fund or from draws on the Policy) in a Monthly Collection Period following the Monthly Collection Period during which such Loan became a Liquidated Loan, reduced by related expenses incurred by the Servicer in connection with the liquidation of such Loan or the related Mortgaged Property (including, without limitation, any Servicer Advances, costs of recording assignments and any amount advanced in respect of the repayment of a senior mortgage).

DISTRIBUTIONS

  Beginning with the first Distribution Date and ending on the first to occur of the date when the Certificate Principal Balance has been reduced to zero or the date when the Trust otherwise terminates, the Trustee, based on the written instructions of the Servicer, will make the distributions described below.

  Interest Collections. The amount on deposit in the Interest Distribution Account for the related Monthly Collection Period will be distributed, to the extent available, on each Distribution Date in the following order of priority:

    (i) to the Servicer, an amount equal to the Servicing Fee for the related Monthly Collection Period (to the extent not retained by the Servicer from Interest Collections) and all accrued and unpaid Servicing Fees for prior Monthly Collection Periods;

    (ii) to the Trustee, an amount equal to the Trustee's Fee for the related Monthly Collection Period and all accrued and unpaid Trustee's Fees for prior Monthly Collection Periods;

    (iii) to the Certificates, an amount equal to the Interest Distributable Amount for such Distribution Date;

    (iv) to the Certificate Insurer, an amount equal to the monthly premium for the Policy;

    (v) to the Principal Distribution Account, to be distributed to the Certificateholders as principal, an amount equal to the Liquidation Loss Amount for such Distribution Date;

    (vi) to the Certificate Insurer, an amount equal to all prior unreimbursed draws made on the Policy, together with accrued interest thereon, and any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

    (vii) to the Reserve Fund, the amount required to meet the Specified Reserve Fund Requirement;

    (viii) to the Seller, any remaining amounts.

  Any amounts released to the Seller pursuant to clause (viii) shall not be property of the Trust Fund thereafter, and the Seller shall have no obligation to return such amounts to the Trust in the event insufficient funds are available on any Distribution Date to distribute to Certificateholders the Interest Distributable Amount or Principal Distributable Amount.

  Interest Collections remaining after allocation of the amounts described in clauses (i), (ii), (iii) and (iv) above are referred to herein as "Excess Interest."

  "Liquidation Loss Amount" means, with respect to any Liquidated Loan, the unrecovered principal balance thereof at the end of the related Monthly Collection Period in which such Loan became a Liquidated Loan, after giving effect to the application of the principal portion of Net Liquidation Proceeds in connection therewith.

  Principal Collections. Monthly Allocable Principal for the related Monthly Collection Period will be distributed on each Distribution Date as follows:
(i) on a pro rata basis to the Certificateholders of record as of the related Record Date, in an amount up to the Principal Distributable Amount for such Distribution Date and (ii) to the Seller, any remaining amounts. See "THE CERTIFICATES--Principal" herein.

THE RESERVE FUND

  Amounts held from time to time in the Reserve Fund will be held for the benefit of Certificateholders and the Certificate Insurer. On each Distribution Date, Excess Interest will be deposited in the Reserve Fund as described under "--Distributions" above, until the amount in the Reserve Fund reaches the Specified Reserve Fund Requirement.

  The Agreement requires funds in the Reserve Fund to be invested in Permitted Investments. Investment income on amounts in the Reserve Fund will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

  The establishment of the Reserve Fund described above is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest on the Loans due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Fund could be depleted and, in the event of a Certificate Insurer Default, shortfalls on the Certificates could result. The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Fund Requirement at any time after the date of issuance of the Certificates will be affected by the delinquency, default and prepayment experience of the Loans and, therefore, cannot be accurately predicted.

  The Specified Reserve Fund Requirement will be determined in accordance with the Agreement and the Insurance Agreement. The Specified Reserve Fund Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Agreement and the Insurance Agreement.

  The provisions relating to the Reserve Fund may be amended in any respect by the Seller, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Reserve Fund or release such funds for the benefit of persons other than Certificateholders. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Fund or the depletion thereof, the Certificate Insurer will be obligated on each Distribution Date to fund the full amount otherwise required to be paid on such Distribution Date under the Policy.

  On the Business Day preceding each Distribution Date (each, a "Deposit Date"), to the extent necessary to satisfy any Interest Deficiency and/or Principal Deficiency, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit the amounts described below in the following manner and order of priority into the indicated accounts:

    (i) an amount (the "Reserve Fund Interest Transfer Amount") equal to the lesser of (x) the excess of (A) the Interest Distributable Amount for such Distribution Date over (B) the amount on deposit in the Interest Distribution Account on such date before giving effect to any such transfer from the Reserve Fund (such excess, an "Interest Deficiency") and (y) the amount on deposit in the Reserve Fund on such Deposit Date, shall be deposited in the Interest Distribution Account; and

    (ii) an amount (the "Reserve Fund Principal Transfer Amount") equal to the lesser of (x) the excess of (A) the Principal Distributable Amount for such Distribution Date over (B) the amount on deposit in the Principal Distribution Account on such date before giving effect to any such transfer from the Reserve Fund (such excess, the "Principal Deficiency") and (y) the amount remaining in the Reserve Fund after giving effect to any withdrawals therefrom pursuant to clause (i), shall be deposited in the Principal Distribution Account.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholders and the Certificate Insurer a statement setting forth:

    (i) the amount being distributed to Certificateholders;

    (ii) the amount of interest included in such distribution and the portion thereof attributable to Interest Collections;

    (iii) the amount, if any, of any Certificateholders' Interest Carryover Shortfall included in such distribution (and the amount of interest thereon);

    (iv) the amount, if any, of the remaining Certificateholders' Interest Carryover Shortfall after giving effect to such distribution;

    (v) the amount, if any, of principal included in such distribution and the portion thereof attributable to Principal Collections;

    (vi) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

    (vii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

    (viii) the Servicing Fee for such Distribution Date;

    (ix) the Certificate Principal Balance after giving effect to such distribution and the Pool Balance at the end of the related Monthly Collection Period;

    (x) the number and aggregate principal balance of the Loans which are delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the related Monthly Collection Period;

    (xi) the aggregate Liquidation Loss Amount for any Loans that became Liquidated Loans in the related Monthly Collection Period;

    (xii) the Specified Reserve Fund Requirement and the aggregate amount on deposit in the Reserve Fund on the Distribution Date after giving effect to any deposits to and withdrawals therefrom on such Distribution Date;

    (xiii) the amount of any draws on the Policy; and

    (xiv) the amount of any Reserve Fund Transfers.

  In the case of information furnished pursuant to clauses (i), (ii), (iii),
(iv) and (v) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

  Within 90 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (ii) and (v) above aggregated for such calendar year.

  Unless and until Replacement Certificates are issued, it is anticipated that the only Certificateholder entitled to receive the foregoing monthly and annual reports will be CEDE & Co., as nominee of DTC. Certificate Owners may request copies of such reports from DTC's direct or indirect participating organizations in accordance with the rules, regulations and procedures creating and affecting DTC. See "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein.

                                  THE POLICY

  On or before the Closing Date, the Seller will cause a financial guaranty insurance policy (the "Policy") to be issued by the Certificate Insurer pursuant to the provisions of the Agreement and an Insurance and Indemnity Agreement (the "Insurance Agreement") among the Seller, the Servicer, the Certificate Insurer and the Trustee. The Policy will unconditionally and irrevocably guarantee (i) the Interest Distributable Amount for each Distribution Date and (ii) the Principal Distributable Amount for each Distribution Date and, on the Final Distribution Date, payment to the Certificateholders of the outstanding Certificate Principal Balance of the Certificates (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date) (collectively, the "Insured Payments"). A draw will be made on the Policy with respect to each Distribution Date equal to (i) the amount by which the Interest Distributable Amount exceeds all amounts on deposit in the Interest Distribution Account (including the Reserve Fund Interest Transfer Amount, if any) for such Distribution Date (the "Interest Deficiency Draw Amount") plus (ii) the amount by which the Principal Distributable Amount (or in the case of the Final Distribution Date, the outstanding Certificate Principal Balance of the Certificates) exceeds all amounts on deposit in the Principal Distribution Account (including the Reserve Fund Principal Transfer Amount, if any) for such Distribution Date (such amount, the "Principal Deficiency Draw Amount"). The amount of any such draw will be deposited in the Collection Account and paid to Certificateholders as a distribution of interest or in reduction of the Certificate Principal Balance, as applicable.

  To the extent Excess Interest is unavailable or amounts in the Reserve Fund are exhausted or otherwise unfunded or unavailable, in the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

  If the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies, the Seller may, but it is not obligated to, either (i) replace the Policy with a financial guaranty insurance policy issued by another certificate insurer, provided that the ratings on the claims paying ability of such replacement certificate insurer are higher than those of the certificate insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies confirm that the ratings of the Certificates will be increased from their then current levels (after giving effect to such reduction) as a result of such action.

  Payment of claims under the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 11:00 a.m. New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

  The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Certificate Insurer, prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day.

  If a payment representing principal and/or interest on the Certificates is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and, as a result of such a Preference Event, a Certificateholder is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), the Certificate Insurer will pay an amount equal to such Avoided Payment, upon receipt by the Certificate Insurer from the Trustee of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Certificateholder is required to return any such payment or portion thereof during the term of the Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under such Avoided Payment to the extent of any payments made by the Certificate Insurer under the Policy and (z) a notice for payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly, unless a Certificateholder or the Trustee on behalf of the Certificateholder has made a payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case the Certificate Insurer will pay the Certificateholder or the Trustee on behalf of the Certificateholder, as the case may be, subject to the delivery of (a) the items referred to in clauses
(x), (y) and (z) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

  Notwithstanding the foregoing, in no event shall the Certificate Insurer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Certificates, prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

  The Certificate Insurer shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time, on the second Business Day following the Certificate Insurer's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

  Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York and the States of Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

  "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any Person.

  The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller or Servicer. The Policy by its terms may not be canceled or revoked. The Policy is governed by the laws of the State of New York.

  If the Servicer's Certificate on any Determination Date reflects that, after giving effect to the deposit of the Reserve Fund Interest Transfer Amount, if any, to the Interest Distribution Account, there still will be an Interest Deficiency on the related Distribution Date, the Trustee shall, based on such Servicer's Certificate, make a draw on the Policy on the Business Day following such Determination Date in an amount equal to the Interest Deficiency Draw Amount. The amount of any such draw will be deposited in the Collection Account when received from the Certificate Insurer to be allocated to the Interest Distribution Account for distribution to the Certificateholders on the related Distribution Date as a payment of interest.

  If the Servicer's Certificate on any Determination Date reflects that, after giving effect to the deposit of the Reserve Fund Principal Transfer Amount, if any, to the Principal Distribution Account, there still will be a Principal Deficiency on the related Distribution Date, the Trustee shall, based on such Servicer's Certificate, make a draw on the Policy on the Business Day following such Determination Date in an amount equal to the Principal Deficiency Draw Amount. The amount of any such draw will be deposited in the Collection Account when received from the Certificate Insurer to be allocated to the Principal Distribution Account for distribution to the Certificateholders on the related Distribution Date as a payment of principal.

  The Policy will unconditionally guarantee the payment of the outstanding Certificate Principal Balance on the Final Distribution Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).

  Pursuant to the terms of the Agreement, the Certificate Insurer will be entitled to exercise all rights of the Certificateholders, without the consent of such Certificateholders, and the Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Agreement, have, among others, the following rights: (i) the right to require the Seller to repurchase Loans for breach of a representation and warranty or defect in documentation and (ii) the right to direct the Trustee to investigate certain matters. So long as no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or
(iii) any amendment to the Agreement, which consent will not be unreasonably withheld in the circumstances described below under the heading "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Amendment of Agreement."
           FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT

  The following summary describes certain terms of the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. This summary of certain provisions does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Agreement. The following supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Agreement set forth in the Prospectus, to which description reference is hereby made.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement, will follow such collection procedures that it customarily follows in the servicing of closed-end home equity loans and conventional home improvement contracts that are comparable to the Loans. Consistent with this requirement, the Servicer, in its discretion, may waive any late payment charge in respect of a late Loan payment.

  The Agreement requires the Servicer, consistent with its customary servicing procedures, to act with respect to the Loans in such a manner as to maximize the receipt of principal and interest on such Loans and Net Liquidation Proceeds with respect to Liquidated Loans. The Agreement provides that the Servicer shall not modify or amend any Loan (or waive any term of any Loan other than waiving a late payment fee in connection with a late payment on a
Loan), other than to evidence an assumption (as discussed below) unless: (a) the Loan is in default or default is imminent, (b) the amendment or modification of the Loan would not cause the Loan to be considered to be "exchanged" for the modified loan under section 1001 of the Internal Revenue Code (which excludes from deemed exchanges, among others, modifications and amendments that (i) do not change the yield on a debt instrument by more than 25 basis points, (ii) do not extend the maturity of a debt instrument by more than the greater of 5 years or 50 percent of the original weighted average life of the debt instrument and (iii) do not relate to the timing or amount of any payment due under the debt instrument and do not (with limited exceptions)
(A) substantially increase or decrease the likelihood of payment, (B) release, substitute, add or otherwise alter the collateral for a non-recourse debt instrument, or (C) change the obligor of a recourse debt instrument) or (c) the modification or amendment would not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes. Notwithstanding the foregoing, the Servicer may not extend or modify a Loan such that the stated final maturity date of such Loan would extend beyond the last day of the Monthly Collection Period preceding the Final Distribution Date.

  The Agreement also requires the Servicer to dispose of any property acquired upon the foreclosure, acceptance of a deed-in-lieu of foreclosure or other conversion of the Loan as soon as possible consistent with commercially reasonable practices (except that, if more than one year has elapsed since acquisition of the property, the Servicer will not be required to maximize the proceeds therefor). Further, Insurance Proceeds received by the Seller or the Servicer with respect to a Loan will be applied to reduce the unpaid principal balance of such Loan.

  The Agreement requires the Servicer to enforce any due-on-sale clause with respect to a Loan, unless (a) such enforcement is prohibited by law, (b) there exists substantial doubt regarding the enforceability of such clause or (c) in the light of the costs of enforcement and the principal balance of the loan it would be uneconomic to enforce such clause. If the Servicer is prevented from enforcing such due-on-sale clause under applicable law, the Servicer will enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In connection with any such assumption, the Loan Rate borne by the related Mortgage Loan may not be altered, except to the extent described above.

CONSENT TO SENIOR LIENS

  The Servicer may consent to the placement of a lien on any Mortgaged Property senior to that of the related Loan, provided that such action is consistent with reasonable commercial practice.

REALIZATION UPON LIQUIDATED LOANS

  If the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding if such acquisition in the reasonable opinion of the Servicer is not commercially reasonable. In the event that title to any Mortgaged Property securing a Loan is acquired by foreclosure or by deed in lieu of foreclosure, Net Liquidation Proceeds with respect to such Loan will be held by the Trustee for the benefit of the Certificateholders. Such Mortgaged Property will be disposed of by or on behalf of the Trustee. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan will be considered for most purposes to be an outstanding Loan held in the Trust until such time as the Mortgaged Property is sold and such Loan is liquidated or the Loan otherwise becomes a Liquidated Loan.

SERVICER ADVANCES

  The Servicer shall advance its own funds to pay for any related expenses of foreclosure and disposition of any Liquidated Loan or related Mortgaged Property (a "Servicer Advance") to the extent that the Servicer, consistent with its customary servicing practices, reasonably believes that such Servicer Advance will be recoverable and will maximize the receipt of principal and interest on such Loan (including Liquidation Proceeds with respect to such Loan). The Servicer shall be entitled to reimbursement for an amount equal to such Servicer Advance out of payments made by the Obligor on the Loan and the proceeds of disposition of the Liquidated Loan or related Mortgaged Property.

EVIDENCE AS TO COMPLIANCE

  The Agreement will provide that on or before December 31 of each year beginning December 31, 1998, a firm of independent public accountants will furnish a statement to the Trustee and the Certificate Insurer to the effect that such firm has examined, for the preceding 12 months ended September 30, certain documents and records related to the servicing of the Loans under the Agreement and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of noncompliance with the provisions of the Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report. The Agreement also will provide for delivery (on or before December 31 of each year beginning December 31, 1998) to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding 12 months.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

  The Agreement will provide that, except in connection with a permitted transfer of servicing, the Servicer may not resign from its obligations and duties thereunder unless its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliates. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Agreement.

  The Agreement will provide that the Servicer will not be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. The Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  The Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders and Certificate Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Certificateholders or the Trust will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

  Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, or any corporation that executes an agreement of assumption to perform every obligation of the Servicer hereunder, will be the successor of the Servicer under the Agreement and will be required to execute and deliver to the Trustee and the Certificate Insurer an agreement in form reasonably satisfactory to the Trustee and the Certificate Insurer which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Agreement.

  The Agreement will require the Seller to transfer any payments it receives with respect to a Loan to the Servicer within two Business Days following receipt thereof.

EVENTS OF DEFAULT

  "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to deposit into the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or by notice to the Servicer, the Trustee and the Certificate Insurer by the Certificateholders evidencing not less than 51% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Insurance Agreement or the Agreement which breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by holders of the Certificates evidencing not less than 51% of the Certificate Principal Balance of the Certificates, respectively; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENTS OF DEFAULT

  So long as an Event of Default remains unremedied, either the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) or the Trustee or holders of Certificates evidencing not less than

51% of the Certificate Principal Balance, in each case with the consent of the Certificate Insurer (if no Certificate Insurer Default has occurred and is continuing), may terminate all of the rights and obligations of the Servicer under the Agreement. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unable or unwilling so to act, the Certificate Insurer may appoint the successor Servicer. If a Certificate Insurer Default shall have occurred and is continuing or the Certificate Insurer fails to make such appointment within the period specified in the Agreement, the Trustee may appoint or petition a court of competent jurisdiction to appoint, a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee, the Certificate Insurer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation specified for a successor Servicer under the Agreement.

  A "Certificate Insurer Default" occurs upon (i) the Certificate Insurer's failure to make a payment required under the Policy in accordance with its terms or (ii) the insolvency of the Certificate Insurer.

  No Certificateholder will have any right under the Agreement to institute any proceeding in its name with respect to the Agreement unless such holder previously has given to the Trustee and the Certificate Insurer written notice of default and unless holders of Certificates evidencing not less than 25% of the Certificate Principal Balance with the consent of the Certificate Insurer have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates or the Certificate Insurer covered by the Agreement, unless such Certificateholders or the Certificate Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

WAIVER OF PAST DEFAULTS

  The Certificate Insurer may, on behalf of all holders of Certificates, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences. No such waiver will impair the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT OF AGREEMENT

  The Agreement may be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Certificate Insurer (which consent may not be unreasonably withheld) without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (iii) to maintain the status of the Trust as a grantor trust for federal income tax purposes, (iv) to add or delete any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of the Agreement, (v) to add or amend any provision as required by the Rating Agencies in order to maintain or improve the rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Seller nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add any other provisions with respect to matters or questions arising thereunder; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder (and provided that any such amendment will be deemed not to affect materially and adversely the Certificateholders if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in a downgrading or withdrawal of the rating of the Certificates, and provided further that any such amendment will be deemed not to materially and adversely affect the Certificate Insurer if each Rating Agency has confirmed that such amendment would not result in a reduction below investment grade of the Certificates without regard to the Policy); provided that no amendment shall be made unless such amendment will not, as evidenced by an opinion of counsel, materially increase the likelihood of the Trust failing to be a grantor trust for federal income tax purposes.

  The Agreement also may be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Certificate Insurer and the holders of Certificates evidencing not less than 51% of the Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of the Certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, collection of payments of Loans or distributions that are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Certificateholders. In connection with any amendment of the Agreement, an opinion of counsel must be obtained that such amendment will not adversely affect the federal income tax characterization of the Trust or the Certificates.

OPTIONAL TERMINATION; RETIREMENT OF THE CERTIFICATES

  The Trust will terminate on the Distribution Date following the earliest of the Distribution Date on which the Certificate Principal Balance has been reduced to zero and all amounts owing to the Certificate Insurer have been paid, (ii) the final payment or other liquidation of the last Loan and the disposition of any amounts received or property acquired upon liquidation of any remaining Loans and (iii) and the Final Distribution Date.

  The Loans will be subject to optional repurchase by the Seller on any Distribution Date on or after the Pool Balance is reduced to an amount less than or equal to $4,750,021 (5% of the Original Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the outstanding Pool Balance, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate, through the day preceding the Distribution Date on which the Loans are repurchased. In no event, however, will the Trust created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

THE TRUSTEE AND PAYING AGENT

  The Trustee. U.S. Bank National Association, doing business as First Bank National Association, will serve as Trustee under the Agreement. The Trustee may have normal banking relationships with the Seller and the Servicer or their affiliates, or both. The Corporate Trust Office of the Trustee is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Trustee may resign at any time. The Seller or the Certificate Insurer also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In any such event, the Seller will be obligated to appoint a successor Trustee with the consent of the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See "The AGREEMENTS-- The Trustee"; "--Duties of the Trustee"; and "--Resignation of the Trustee" in the Prospectus.

  The Paying Agent. The Paying Agent initially will be the Trustee together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

                CERTAIN INFORMATION REGARDING THE CERTIFICATES

  Certificateholders may hold their Certificates through DTC if they are participants of such system, or indirectly through organizations that are participants in such system.

  CEDE & Co., as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Replacement Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to CEDE & Co., as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules. The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

  To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, CEDE & Co. The deposit of Certificates with DTC and their registration in the name of CEDE & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor CEDE & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns CEDE & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants is the responsibility of DTC, and disbursement of such payments to Certificate Owners is the responsibility of DTC Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Replacement Certificates are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Replacement Certificates will be delivered to Certificateholders.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Replacement Certificates"), only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners having Certificates evidencing not less than 51% of the Certificate Principal Balance together advise the Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Seller and the Trustee that, unless and until Replacement Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC may take actions, at the direction of the applicable Participants, with respect to some Certificates that conflict with actions taken with respect to other Certificates.

                       FEDERAL INCOME TAX CONSIDERATIONS

  PROSPECTIVE INVESTORS AND CERTIFICATEHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

  The characterization of the Trust for federal income tax purposes is not certain. It is structured as a "grantor trust" and will likely be so treated. Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (the "IRS") as inconsistent with the rules for qualification as a grantor trust. In light of this uncertainty, upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with the Agreement (and certain other documents) and based on certain representations of the Seller, for federal income tax purposes, the

Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association). Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the Trust should be a grantor trust. In light of special counsel's opinion, however, the Trust intends for tax reporting purposes to characterize the Trust as a grantor trust.

  For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, investors should see "FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a Grantor Trust" in the Prospectus. [It is likely that the "stripped bond" rules described therein will apply.](/1/) Under the Taxpayer Relief Act of 1997, Section 1272(a)(6) of the Code will apply to the Certificates for taxable years beginning after August 5, 1997 (except possibly for Certificates purchased exactly at par). No representation is made that the Certificates will be qualifying assets under Section 856 or 7701(a)(19)(c) of the Code.

  WITHHOLDING ON FOREIGN CERTIFICATEHOLDERS. THE FOLLOWING SUPERSEDES THE DISCUSSION UNDER "FEDERAL INCOME TAX CONSIDERATIONS--TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP--TAX TREATMENT OF FOREIGN INVESTORS" IN THE PROSPECTUS. PAYMENTS OF INTEREST (AND ACCRUED ORIGINAL ISSUE DISCOUNT) MADE TO A NON-U.S. INVESTOR GENERALLY WILL BE SUBJECT TO A 30% U.S. FEDERAL WITHHOLDING TAX IF THE CERTIFICATES WERE DETERMINED TO BE INTERESTS IN A PARTNERSHIP FOR U.S. FEDERAL INCOME TAX PURPOSES. ACCORDINGLY, IN ORDER TO REDUCE THE RISK THAT THE TRUST OR THE TRUSTEE WOULD BE SUBJECT TO PENALTIES FOR FAILURE TO WITHHOLD, IT IS ANTICIPATED THAT SUCH TAX WILL BE WITHHELD IN ALL EVENTS.

                           STATE TAX CONSIDERATIONS

  Potential investors and Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors and Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  No Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA CONSIDERATIONS" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, certain institutions may not be legally authorized to invest in the Certificates.

  The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them. The Seller makes no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.
--------
(1) To be determined.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting
Agreement dated September   , 1997 (the "Underwriting Agreement"), the
Underwriters named below (the "Underwriters") have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of the Certificates:

                                                                       PRINCIPAL
                                                                        AMOUNT
                                                                       ---------
     Smith Barney Inc. ...............................................   $
     Credit Suisse First Boston.......................................   $

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates if any are purchased.

  The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus to certain dealers at such price less a concession of % of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of % of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Seller that they intend to act as market makers for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

  The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. However, neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates.

                                 LEGAL MATTERS

  Certain federal income tax and other matters will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Certificates will be passed upon for the Seller by Shaw, Pittman, Potts & Trowbridge, a partnership including professional corporations, and for the Underwriters by Orrick, Herrington & Sutcliffe LLP. George M. Rogers, Jr., whose professional corporation is a member of Shaw, Pittman, Potts & Trowbridge, is a director of the Seller and a trustee of the parent of the Seller.

                                    EXPERTS

  The balance sheets of CapMAC as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996, are attached hereto as Appendix A and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as expert in accounting and auditing.

                                    RATING

  It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Loans and the claims paying ability of the Certificate Insurer and in part on the funds on deposit in the Reserve Fund. There can be no assurance that the rating assigned to the Certificates on the Closing Date will not be reduced, suspended or withdrawn by a Rating Agency in the future.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                  PAGE
----                                                             ---------------
0% CPR..........................................................            S-29
15% CPR.........................................................            S-29
Agreement.......................................................        S-1, S-3
Avoided Payment.................................................            S-40
BIF.............................................................            S-36
Business Day.................................................... S-4, S-32, S-41
Certificate Insurer.............................................             S-2
Certificate Insurer Default.....................................            S-45
Certificate Owners..............................................             S-3
Certificate Principal Balance...................................            S-32
Certificateholders..............................................             S-5
Certificateholders' Interest Carryover Shortfall................       S-5, S-33
Certificates....................................................        S-1, S-3
Chevy Chase.....................................................        S-1, S-3
Closed-end Home Equity Loans....................................            S-17
Collection Account..............................................       S-8, S-35
Commission......................................................             S-2
CPR.............................................................            S-29
Cut-off Date.................................................... S-4, S-22, S-32
Debt Consolidation Loans........................................       S-2, S-31
Defective Loan..................................................      S-12, S-34
Deferral Loan...................................................            S-29
Deferral Period.................................................            S-18
Deposit Date....................................................      S-10, S-38
Determination Date..............................................            S-36
Direct Home Improvement Loans...................................            S-17
Distribution Date...............................................       S-1, S-32
DTC.............................................................       S-2, S-32
DTC Participants................................................            S-47
Eligible Account................................................            S-36
Eligible Substitute Loan........................................            S-35
Events of Default...............................................            S-44
Excess Interest.................................................       S-6, S-38
Exchange Act....................................................             S-2
Expense Distribution Account....................................            S-35
FDIA............................................................            S-16
FDIC............................................................            S-16
Final Distribution Date.........................................            S-32
Final Order.....................................................            S-40
FIRREA..........................................................            S-16
Holder..........................................................            S-42
Home Equity Loans...............................................  S-2, S-4, S-31
Home Improvement Contracts......................................        S-2, S-4
Home Loans......................................................            S-17
Indirect Debt Consolidation Loans...............................            S-17
Indirect Home Improvement Loans.................................            S-17
Indirect Participants...........................................            S-47
Initial Certificate Principal Balance...........................       S-3, S-32
Initial Reserve Fund Deposit....................................             S-9

TERM                                                                  PAGE
----                                                             ---------------
Insolvency Proceeding...........................................            S-41
Insurance Agreement.............................................      S-11, S-40
Insurance Proceeds..............................................       S-9, S-37
Insured Payments................................................      S-11, S-40
Interest Collections............................................       S-8, S-36
Interest Deficiency.............................................            S-38
Interest Deficiency Draw Amount.................................      S-11, S-40
Interest Distributable Amount...................................       S-5, S-32
Interest Distribution Account...................................            S-35
Interest Period.................................................       S-5, S-32
Liquidated Loan.................................................       S-9, S-37
Liquidation Loss Amount.........................................       S-6, S-38
Liquidation Proceeds............................................       S-9, S-36
Loan File.......................................................            S-33
Loan Pool.......................................................            S-22
Loan Rate.......................................................             S-7
Loans...........................................................        S-2, S-4
Monthly Allocable Principal.....................................       S-6, S-33
Monthly Collection Period.......................................       S-6, S-33
Mortgaged Properties............................................        S-2, S-4
Mortgages.......................................................             S-4
Net Liquidation Proceeds........................................       S-8, S-36
Obligor.........................................................       S-8, S-28
Original Pool Balance...........................................       S-4, S-22
OTS.............................................................            S-16
Paid-Ahead Loan.................................................            S-28
Paid-Ahead Period...............................................            S-28
Pass-Through Rate...............................................       S-1, S-32
Paying Agent....................................................            S-46
Permitted Investments...........................................            S-36
Policy.......................................................... S-2, S-11, S-40
Preference Event................................................            S-40
Principal Collections...........................................       S-8, S-36
Principal Deficiency............................................            S-39
Principal Deficiency Draw Amount................................      S-11, S-40
Principal Distributable Amount..................................       S-5, S-33
Principal Distribution Account..................................            S-35
Prospectus......................................................             S-2
Rating Agency...................................................            S-13
Real Estate Investment Trust....................................            S-17
Receipt.........................................................            S-40
Received........................................................            S-40
Record Date.....................................................            S-32
Recoveries......................................................       S-9, S-37
Replacement Certificates........................................            S-48
Repurchase Deposit Amount.......................................            S-34
Reserve Fund....................................................       S-9, S-35
Reserve Fund Interest Transfer Amount...........................      S-10, S-38
Reserve Fund Principal Transfer Amount..........................      S-11, S-39
Residential Properties..........................................             S-7

TERM                                                                     PAGE
----                                                                  ----------
SAIF.................................................................       S-16
Seller...............................................................   S-1, S-3
Servicer.............................................................   S-1, S-3
Servicer Advance.....................................................       S-43
Servicer's Certificate...............................................       S-36
Servicing Fee........................................................ S-12, S-35
SMMEA................................................................ S-13, S-49
Specified Reserve Fund Requirement...................................       S-10
Substitution Adjustment Amount.......................................       S-34
Trust................................................................   S-1, S-3
Trust Fund...........................................................        S-4
Trustee..............................................................        S-1
Trustee's Fee........................................................       S-35
Underwriters.........................................................       S-50
Underwriting Agreement...............................................       S-50
Weighted Average Life................................................       S-31

KPMG

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                         Independent Auditors' Report
                         ----------------------------



The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                        /s/ KPMG Peat Marwick LLP


New York, New York
January 29, 1997

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                  (Dollars in thousands, except per share data)

                                     ASSETS
                                     ------
                                                                            December 31    December 31
                                                                                   1996           1995
------------------------------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $294,861 at December 31,
1996 and $210,651 at December 31, 1995)                                   $     297,893        215,706
Short-term investments (at amortized cost which approximates
fair value)                                                                      16,810         68,646
------------------------------------------------------------------------------------------------------
   Total investments                                                            314,703        284,352
------------------------------------------------------------------------------------------------------
Cash                                                                                371            344
Accrued investment income                                                         3,807          3,136
Deferred acquisition costs                                                       45,380         35,162
Premiums receivable                                                               5,141          3,540
Prepaid reinsurance                                                              18,489         13,171
Other assets                                                                      6,424          3,428
------------------------------------------------------------------------------------------------------
   Total assets                                                           $     394,315        343,133
======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
                                 ------------------------------------
Liabilities:

Unearned premiums                                                         $      68,262         45,767
Reserve for losses and loss adjustment expenses                                  10,985          6,548
Ceded reinsurance                                                                 1,738          2,469
Accounts payable and other accrued expenses                                       8,019         10,844
Current income taxes                                                                679            136
Deferred income taxes                                                            15,139         11,303
------------------------------------------------------------------------------------------------------
   Total liabilities                                                            104,822         77,067
------------------------------------------------------------------------------------------------------
Stockholder's Equity:

Common stock - $1.00 par value per share; 15,000,000 shares are
authorized, issued and outstanding at December 31, 1996 and 1995                 15,000         15,000
Additional paid-in capital                                                      208,475        205,808
Unrealized appreciation on investments, net of tax                                1,970          3,286
Retained earnings                                                                64,048         41,972
------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                   289,493        266,066
------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                             $     394,315        343,133
======================================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)


                                                 Year Ended         Year Ended           Year Ended
                                          December 31, 1996   December 31,1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                         $    71,752             56,541               43,598
Assumed premiums written                              1,086                935                1,064
Ceded premiums written                              (15,104)           (15,992)             (11,069)
-----------------------------------------------------------------------------------------------------
   Net premiums written                              57,734             41,484               33,593
Increase in unearned premiums                       (17,177)           (12,242)             (10,490)
-----------------------------------------------------------------------------------------------------
   Net premiums earned                               40,557             29,242               23,103
Net investment income                                16,992             11,953               10,072
Net realized capital gains                              236              1,301                   92
Other income                                            146              2,273                  120
-----------------------------------------------------------------------------------------------------
   Total revenues                                    57,931             44,769               33,387
-----------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                   4,815              3,141                1,429
Underwriting and operating expenses                  14,613             13,808               11,833
Policy acquisition costs                              7,824              7,203                4,529
-----------------------------------------------------------------------------------------------------
   Total expenses                                    27,252             24,152               17,791
-----------------------------------------------------------------------------------------------------
   Income before income taxes                        30,679             20,617               15,596
-----------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                    5,235              2,113                  865
Deferred income tax                                   3,368              3,102                2,843
-----------------------------------------------------------------------------------------------------
   Total income taxes                                 8,603              5,215                3,708
-----------------------------------------------------------------------------------------------------

   Net Income                                   $    22,076             15,402               11,888
=====================================================================================================

                 See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                      Statements of Stockholder's Equity
                            (Dollars in thousands)


                                                      Year Ended          Year Ended           Year Ended
                                               December 31, 1996   December 31, 1995    December 31, 1994
---------------------------------------------------------------------------------------------------------
Common stock:
Balance at beginning of year                         $    15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of year                             205,808             146,808             146,808
Capital contribution                                       2,667              59,000                   -
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                208,475             205,808             146,808
---------------------------------------------------------------------------------------------------------

Unrealized appreciation (depreciation)
on investments, net of tax:
Balance at beginning of year                               3,286              (5,499)              3,600
Unrealized appreciation (depreciation)
on investments                                            (1,316)              8,785              (9,099)
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  1,970               3,286              (5,499)
---------------------------------------------------------------------------------------------------------

Retained earnings:
Balance at beginning of year                              41,972              26,570              14,682
Net income                                                22,076              15,402              11,888
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 64,048              41,972              26,570
---------------------------------------------------------------------------------------------------------

   Total stockholder's equity                        $   289,493             266,066             182,879
=========================================================================================================

                See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)


                                                       Year Ended          Year Ended          Year Ended
                                                December 31, 1996   December 31, 1995   December 31, 1994
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                            $    22,076              15,402              11,888
----------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
  Reserve for losses and loss adjustment expenses           4,437               1,357               1,429
  Unearned premiums, net                                   22,496              19,862              15,843
  Deferred acquisition costs                              (10,218)            (10,302)             (9,611)
  Premiums receivable                                      (1,601)               (161)             (2,103)
  Accrued investment income                                  (671)               (390)               (848)
  Income taxes payable                                      3,911               3,621               2,611
  Net realized capital gains                                 (236)             (1,301)                (92)
  Accounts payable and other accrued expenses               1,020                 472               3,726
  Prepaid reinsurance                                      (5,318)             (7,620)             (5,352)
  Other, net                                               (3,396)                992                 689
----------------------------------------------------------------------------------------------------------
       Total adjustments                                   10,424               6,530               6,292
----------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                32,500              21,932              18,180
----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of investments                               (199,989)           (158,830)            (77,980)
  Proceeds from sales of investments                       57,210              49,354              39,967
  Proceeds from maturities of investments                 110,306              28,803              19,665
----------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                   (32,473)            (80,673)            (18,348)
----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Capital contribution                                          -              59,000                   -
----------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                     -              59,000                   -
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                27                 259                (168)
Cash balance at beginning of year                             344                  85                 253
----------------------------------------------------------------------------------------------------------
  Cash balance at end of year                         $       371                 344                  85
==========================================================================================================
Supplemental disclosure of cash flow information:

Income taxes paid                                     $     4,525               1,450               1,063
==========================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements
                           December 31, 1996 and 1995



1)   Background

     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York- domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset- backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2)   Significant Accounting Policies

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation

          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments

          As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

c)   Premium Revenue Recognition

     Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

d)   Deferred Acquisition Costs

     Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

e)   Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

     A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

f)   Depreciation

     Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

g)   Income Taxes

     Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


3)   Insured Portfolio

     At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of
     6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.


                                                                Net Principal Outstanding
                                                  December 31, 1996                   December 31, 1995
                                           ------------------------------       -----------------------------
Type of Obligations Insured ($ in millions)        Amount               %               Amount              %
-------------------------------------------------------------------------------------------------------------
Consumer receivables                             $ 10,362            52.8             $  6,959           55.1
Trade and other corporate
obligations                                         8,479            43.1                4,912           38.9
Municipal/government obligations                      814             4.1                  757            6.0
-------------------------------------------------------------------------------------------------------------
   Total                                         $ 19,655           100.0             $ 12,628          100.0
=============================================================================================================



     At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                       Year Ended                    Year Ended                   Year Ended
                                December 31, 1996             December 31, 1995            December 31, 1994
                         ------------------------      ------------------------     ------------------------
                                             % of                          % of                         % of
                                         Revenues                      Revenues                     Revenues
                         ------------------------      ------------------------     ------------------------
Citicorp                                    14.5                          15.2                         16.3

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


4)   Investments

     The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


December 31, 1996
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,059           10             -         4,069
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         109,436          265         1,160       108,541
Obligations of states, municipalities
and political subdivisions                           177,811        4,602           555       181,858
Corporate and asset-backed
securities                                            20,365           23           153        20,235
-----------------------------------------------------------------------------------------------------
   Total                                        $    311,671        4,900         1,868       314,703
=====================================================================================================
December 31, 1995
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,153           55             -         4,208
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         100,628          313            79       100,862
Obligations of states, municipalities
and political subdivisions                           166,010        4,809            82       170,737
Corporate and asset-backed
securities                                             8,506           45             6         8,545
-----------------------------------------------------------------------------------------------------
   Total                                        $    279,297        5,222           167       284,352
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):


December 31, 1996
-----------------------------------------------------------------------------
                                             Amortized              Estimated
Securities Available-for-sale                     Cost             Fair Value
-----------------------------------------------------------------------------
Due in one year or less                    $    11,627                 11,644
Due after one year through five years           31,821                 32,815
Due after five years through ten years          76,450                 78,200
Due after ten years                             82,337                 83,503
-----------------------------------------------------------------------------
     Sub-total                                 202,235                206,162
Mortgage-backed securities                     109,436                108,541
-----------------------------------------------------------------------------
         Total                             $   311,671                314,703
=============================================================================

Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:


                                    Year Ended             Year Ended              Year Ended
$ in thousands               December 31, 1996      December 31, 1995       December 31, 1994
---------------------------------------------------------------------------------------------
Bonds                                 $ 15,726                 11,105                   9,193
Short-term investments                   1,534                  1,245                     484
Mutual funds                                 -                   (162)                    579
Investment expenses                       (268)                  (235)                   (184)
---------------------------------------------------------------------------------------------
  Total                               $ 16,992                 11,953                  10,072
=============================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:


                                                           Year  Ended               Year Ended
$ in thousands                                       December 31, 1996        December 31, 1995
-----------------------------------------------------------------------------------------------
Balance at beginning of year                                $    3,286                   (5,499)
Change in unrealized (depreciation) appreciation                (2,024)                  13,386
Income tax effect                                                  708                   (4,601)
-----------------------------------------------------------------------------------------------
Net change                                                      (1,316)                   8,785
-----------------------------------------------------------------------------------------------
 Balance at end of year                                     $    1,970                    3,286
===============================================================================================

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5)   Deferred Acquisition Costs

     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended            Year Ended          Year  Ended
$ in thousands                           December 31, 1996     December 31, 1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Balance at beginning of year                $       35,162                24,860               15,249
Additions                                           18,042                17,505               14,140
Amortization (policy
acquisition costs)                                  (7,824)               (7,203)              (4,529)
-----------------------------------------------------------------------------------------------------
 Balance at end of year                     $       45,380                35,162               24,860
=====================================================================================================

6)   Employee Benefits

     CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

     The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                     Capital Markets Assurance Corporation
                          Notes to Financial Statements



     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.


7)   Employee Stock Ownership Plan

     Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and
     1994, respectively.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


8)   Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

     The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                  1996        1995           1994
-------------------------------------------------------------------------------------------------
Case basis loss reserve:

Net balance at January 1                                     $     620           -              -
-------------------------------------------------------------------------------------------------
Incurred related to:
   Current year                                                      -       2,473              -
   Prior years                                                       -           -              -
-------------------------------------------------------------------------------------------------
Total incurred                                                       -       2,473              -
-------------------------------------------------------------------------------------------------
Paid related to:
   Current year                                                      -       1,853              -
   Prior years                                                     309           -              -
-------------------------------------------------------------------------------------------------
Total paid                                                         309       1,853              -
-------------------------------------------------------------------------------------------------
Net balance at December 31                                         311         620              -
Reinsurance recoverable                                              -          69              -
-------------------------------------------------------------------------------------------------
Gross balance at December 31                                       311         689              -
-------------------------------------------------------------------------------------------------
Supplemental loss reserve
Balance at January 1                                             5,859       5,191          3,762
-------------------------------------------------------------------------------------------------
   Additions to supplemental loss reserve                        4,815       3,141          1,429
   Allocated to case basis reserve                                   -      (2,473)             -
-------------------------------------------------------------------------------------------------
Balance at December 31                                          10,674       5,859          5,191
-------------------------------------------------------------------------------------------------
Total reserve for losses and loss adjustment
expenses                                                     $  10,985       6,548          5,191
=================================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


9)   Income Taxes

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:


                                                Year Ended            Year Ended          Year  Ended
                                         December 31, 1996     December 31, 1995    December 31, 1994
$ in thousands                            Amount         %      Amount         %    Amount          %
-----------------------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate                  $  10,738      35.0      $7,216      35.0    $5,303       34.0
Increase (decrease) in tax
resulting from:
   Tax-exempt interest                    (2,916)     (9.5)     (2,335)    (11.3)   (1,646)     (10.6)
   Other, net                                781       2.5         334       1.6        51        0.4
-----------------------------------------------------------------------------------------------------
       Total income tax expense        $   8,603      28.0      $5,215      25.3    $3,708       23.8
=====================================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:


$ in thousands                                   December 31, 1996      December 31, 1995
-----------------------------------------------------------------------------------------
Deferred tax assets:
Deferred compensation                                   $      200                  1,901
Losses and loss adjustment expenses                          1,527                  1,002
Unearned premiums                                              866                    852
Other, net                                                      96                     98
-----------------------------------------------------------------------------------------
  Total gross deferred tax assets                            2,689                  3,853
-----------------------------------------------------------------------------------------
Deferred tax liabilities:
Deferred acquisition costs                                  15,883                 12,307
Unrealized capital gains on investments                      1,061                  1,769
Other, net                                                     884                  1,080
-----------------------------------------------------------------------------------------
   Total gross deferred tax liabilities                     17,828                 15,156
-----------------------------------------------------------------------------------------
   Net deferred tax liability                           $   15,139                 11,303
=========================================================================================

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


10)  Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.


11)  Commitments and Contingencies

     The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:


     $ in thousands                                                    Payment
     -------------------------------------------------------------------------
     1997                                                           $    2,647
     1998                                                                2,715
     1999                                                                3,077
     2000                                                                3,152
     2001 and thereafter                                                28,660
     -------------------------------------------------------------------------
        Total                                                       $   40,251
     =========================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
     $2,243,000, respectively.

     CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

     CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



12)  Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.


     The effect of reinsurance on premiums written and earned was as follows:

                                                    Years Ended December 31
                                    1996                      1995                     1994
                          ------------------------   ----------------------   -----------------------
$ in thousands                  Written     Earned      Written      Earned      Written       Earned
-----------------------------------------------------------------------------------------------------
Direct                      $    71,752     48,835       56,541      36,853       43,598       28,561
Assumed                           1,086      1,508          935         761        1,064          258
Ceded                           (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
-----------------------------------------------------------------------------------------------------
Net premiums                $    57,734     40,557       41,484      29,242       33,593       23,103
=====================================================================================================

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

     On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.


13)  Disclosures About Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                        December 31, 1996            December 31, 1995
                                                     Carrying      Estimated      Carrying      Estimated
     $ in thousands                                    Amount     Fair Value        Amount     Fair Value
     ----------------------------------------------------------------------------------------------------
     Financial Assets:
     Available-for-sale securities               $    314,703        314,703       284,352        284,352
     ----------------------------------------------------------------------------------------------------
     Off-Balance-Sheet Instruments:
     Financial guarantees outstanding            $          -        219,989             -        147,840
        Less: ceding commission                             -         65,997             -         44,352
     ----------------------------------------------------------------------------------------------------
     Net financial guarantees outstanding        $          -        153,992                      103,488
     ====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Available-for-sale Securities

     The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

     Financial Guarantees Outstanding

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.


14)  Capitalization

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

                                   (Unaudited)

              Capital Markets Assurance Corporation and Subsidiary
                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                                      ASSETS
                                                      ------
                                                                    June 30, 1997
                                                                      (Unaudited)      December 31,1996
-------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $307,166 at June 30,
1997 and $294,861 at December 31, 1996)                                 $ 307,821               297,893
Short-term investments (at amortized cost which
approximates fair value)                                                   17,053                16,810
-------------------------------------------------------------------------------------------------------
   Total investments                                                      324,874               314,703
-------------------------------------------------------------------------------------------------------
Cash                                                                        4,506                   371

Accrued investment income                                                   3,835                 3,807

Deferred acquisition costs                                                 50,327                45,380

Premiums receivable                                                         5,826                 5,141

Prepaid reinsurance                                                        20,787                18,489

Other assets                                                               10,464                 6,424
-------------------------------------------------------------------------------------------------------
   Total assets                                                         $ 420,619               394,315
=======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
                                 ------------------------------------
Liabilities:

Unearned premiums                                                       $  71,800                68,262

Reserve for losses and loss adjustment expenses                            13,861                10,985

Ceded reinsurance                                                           2,766                 1,738

Accounts payable and other accrued expenses                                14,433                 8,019

Current income taxes                                                          203                   679

Deferred income taxes                                                      15,700                15,139
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                      118,763               104,822
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:

Common stock - $1.00 par value per share; 15,000,000
shares are authorized, issued and outstanding at June 30,
1997 and December 31, 1996                                                 15,000                15,000

Additional paid-in capital                                                208,475               208,475

Unrealized appreciation on investments, net of tax                            425                 1,970

Retained earnings                                                          77,956                64,048
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             301,856               289,493
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                           $ 420,619               394,315
=======================================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                        Consolidated Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)


                                                        Three Months Ended          Six Months Ended
                                                              June 30                    June 30
                                                          1997          1996           1997        1996
-------------------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                               $   18,726        18,622         35,180       32,777
Assumed premiums written                                     655           150            916        1,024
Ceded premiums written                                    (6,272)       (5,103)       (10,621)      (7,013)
-------------------------------------------------------------------------------------------------------------
  Net premiums written                                    13,109        13,669         25,475       26,788
Increase in unearned premiums                               (877)       (3,681)        (1,240)      (7,972)
-------------------------------------------------------------------------------------------------------------
 Net premiums earned                                      12,232         9,988         24,235       18,816
Net investment income                                      4,684         4,112          9,386        7,989
Net realized capital gains                                   506            19          2,549          168
Other income                                                  45            25             88           79
-------------------------------------------------------------------------------------------------------------
  Total revenues                                          17,467        14,144         36,258       27,052
-------------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                        1,333         1,109          2,876        2,184
Underwriting and operating expenses                        4,208         3,385          8,879        7,362
Policy acquisition costs                                   2,472         2,059          5,053        4,123
-------------------------------------------------------------------------------------------------------------
  Total expenses                                           8,013         6,553         16,808       13,669
-------------------------------------------------------------------------------------------------------------
  Income before income taxes                               9,454         7,591         19,450       13,383
-------------------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                         2,277         1,316          4,150        1,981
Deferred income tax                                          473         1,148          1,392        1,971
-------------------------------------------------------------------------------------------------------------
  Total income taxes                                       2,750         2,464          5,542        3,952
-------------------------------------------------------------------------------------------------------------

  Net Income                                          $    6,704         5,127         13,908        9,431
=============================================================================================================

          See accompanying notes to consolidated financial statements.

             Capital Markets Assurance Corporation and Subsidiary
                Consolidated Statement of Stockholder's Equity
                                  (Unaudited)
                            (Dollars in thousands)

                                                                                     Six Months Ended
                                                                                        June 30, 1997
--------------------------------------------------------------------------------------------------------
Common stock:
Balance at beginning of period                                                             $   15,000
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                    15,000
--------------------------------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                                                208,475
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                   208,475
--------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation)
on investments, net of tax:
Balance at beginning of period                                                                  1,970
Unrealized depreciation on investments                                                         (1,545)
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                       425
--------------------------------------------------------------------------------------------------------

Retained earnings:
Balance at beginning of period                                                                 64,048
Net income                                                                                     13,908
--------------------------------------------------------------------------------------------------------
   Balance at end of period                                                                    77,956
--------------------------------------------------------------------------------------------------------

   Total stockholder's equity                                                              $  301,856
========================================================================================================

          See accompanying notes to consolidated financial statements.

             Capital Markets Assurance Corporation and Subsidiary
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                            (Dollars in thousands)


                                                                     Six Months Ended      Six Months Ended
                                                                        June 30, 1997         June 30, 1996
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                              $      13,908                 9,431
-------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses                              2,876                 1,821
   Unearned premiums, net                                                       3,538                10,977
   Deferred acquisition costs                                                  (4,947)               (4,742)
   Premiums receivable                                                           (685)                  308
   Accrued investment income                                                      (28)                 (579)
   Income taxes payable                                                           916                 2,113
   Net realized capital gains                                                  (2,549)                 (168)
   Accounts payable and other accrued expenses                                  6,414                 2,581
   Prepaid reinsurance                                                         (2,298)               (3,004)
   Other, net                                                                  (2,765)                 (183)
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                        472                 9,124
-------------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities                                   14,380                18,555
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                                     (112,743)             (121,115)
Proceeds from sales of investments                                             74,768                19,875
Proceeds from maturities of investments                                        27,730                82,800
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                      (10,245)              (18,440)
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                            4,135                   115
Cash balance at beginning of period                                               371                   344
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                        $       4,506                   459
=============================================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                                       $       4,550                 1,725
Tax and loss bonds purchased                                            $          76                   112
=============================================================================================================


         See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary Notes to Unaudited Consolidated Financial Statements
                                  June 30, 1997


1.   Background

     Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

     CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.   Basis of Presentation

     CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.   Reclassifications

     Certain prior period balances have been reclassified to conform to the current period presentation.

PROSPECTUS

                 HOME EQUITY AND HOME IMPROVEMENT LOAN TRUSTS

                           ASSET-BACKED CERTIFICATES
                              ASSET-BACKED NOTES
                             (ISSUABLE IN SERIES)

                               ----------------

                           CHEVY CHASE BANK, F.S.B.
                           (TRANSFEROR AND SERVICER)

                               ----------------

  The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by Chevy Chase Bank, F.S.B. (the "Transferor") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an

                                                 (cover continued on next page)

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE TRANSFEROR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE TRANSFEROR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTA-TIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DE-SCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September   , 1997

(continued from previous page)

Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving credit line home equity loans or certain balances thereof (collectively, the "Mortgage Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities ("Private Securities") backed or secured by Mortgage Loans and/or Home Improvement Contracts (the "Underlying Loans"), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Chevy Chase Bank, F.S.B., as servicer (the "Servicer") of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed 50% of the aggregate principal amount of such Series of Securities.

  Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

  If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

  The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

  If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS."

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Loans, the length of the Pre-Funding Period (as defined herein) or the Revolving Period (as defined herein) and the criteria for determining which additional Loans (or balances thereof) may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                              REPORTS TO HOLDERS

  Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders."

                             AVAILABLE INFORMATION

  The Transferor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transferor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Transferor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Transferor at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS."

SECURITIES OFFERED..........  Asset-Backed Certificates (the "Certificates")
                               and Asset-Backed Notes (the "Notes"). Certifi-cates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are is-suable from time to time in a Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Secu-rities, Planned Amortization Class ("PAC") Secu-rities, Variable Interest Securities, Zero Cou-pon Securities, Principal Only Securities, In-terest Only Securities, Participating Securi-ties, Senior Securities or Subordinate Securi-ties. Each Class may differ in, among other things, the amounts allocated to and the prior-ity of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospec-tus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

TRANSFEROR AND SERVICER.....  Chevy Chase Bank, F.S.B. ("Chevy Chase"), a fed-
                               erally chartered stock savings bank, with its principal executive offices located at 8401 Con-necticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000. See "THE TRANSFEROR."

INTEREST PAYMENTS...........  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate speci-fied in (or determined in the manner set forth in), the related Prospectus Supplement. The in-terest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as ap-plicable and/or as prepayments occur with re-spect to such Loans or Underlying Loans, as ap-plicable. Interest Only Securities may be as-signed a "Notional Amount" set forth in the re-lated Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distribu-tions allocable to principal. Principal Only Se-curities may not be entitled to receive any in-terest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Pro-spectus Supplement. See "DESCRIPTION OF THE SE-CURITIES--Payments of Interest."

PRINCIPAL PAYMENTS..........  All payments of principal of a Series of Securi-
                               ties will be made in an aggregate amount deter-mined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Se-ries in the order and amounts, and will be ap-plied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

REVOLVING PERIOD AND
 AMORTIZATION PERIOD;
 RETAINED INTEREST..........  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes or Cer-tificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Classes of Notes or Certificates may be
                               (i) utilized by the Trust Fund during such pe-riod to acquire additional Loans (or additional balances of existing Loans) which satisfy the criteria described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Class or Classes of Notes or Certificates, if any, of the same or different Series as specified in the related Prospectus Supplement as then are in am-ortization, or (iv) otherwise applied as speci-fied in the related Prospectus Supplement.

                              An "Amortization Period" is the period, if any,
                               specified as such in the related Prospectus Sup-plement during which an amount of principal is payable to holders of one or more Classes of a Series of Securities. If so specified in the re-lated Prospectus Supplement, during an Amortiza-tion Period all or a portion of principal col-lections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates of the same or different Series as specified in the re-lated Prospectus Supplement as then being enti-tled to payments of principal. In addition, if so specified in the related Prospectus Supple-ment, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certif-icates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                              Each Trust Fund which has a Revolving Period may
                               also issue to the Transferor a certificate evi-dencing an undivided beneficial interest (the "Transferor Interest") in the Trust Fund not represented by the other Securities issued by such Trust Fund. As further described in the re-lated Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust Fund fluctuates and the amount of Notes and Certificates of the re-lated Series of Securities outstanding is re-duced.

FINAL SCHEDULED
 DISTRIBUTION DATE OF THE
 SECURITIES.................  The Final Scheduled Distribution Date with re-
                               spect to each Class of Notes is the date no later than the date on which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to re-main outstanding, in each case calculated on the basis of the assumptions applicable to such Se-ries described in the related Prospectus Supple-ment. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                              The actual final Distribution Date of the Securi-
                               ties of a Series will depend primarily upon the rate of payment (including prepayments, liquida-tions due to default, the receipt of proceeds from casualty insurance policies and repur-chases) of the Loans or Underlying Loans relat-ing to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise speci-fied in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur sub-stantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as ap-plicable, in the Trust Fund for a Series will depend on a variety of factors, including cer-tain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, le-gal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS-- Yield May Vary" and "DESCRIPTION OF THE SECURI-TIES--Weighted Average Life of the Securities."

OPTIONAL TERMINATION........  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Transferor's or the Servicer's op-tion, at such time and under the circumstances spec-ified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Transferor, the Servicer, or such other entity that is specified in the re-lated Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a speci-fied date, or on or after such time as the ag-gregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Pro-spectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Optional Redemption, Purchase or Termination."

                              In addition, the Prospectus Supplement may pro-
                               vide other circumstances under which Holders of Securities of a Series could be fully paid sig-nificantly earlier than would otherwise be the case if payments or distributions were solely based on the payments of the related Primary As-sets.

THE TRUST FUND..............  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

 A. PRIMARY ASSETS.........   The Primary Assets for a Series may consist of
                               any combination of the following assets, to the extent and as specified in the related Prospec-tus Supplement.

   (1) LOANS..............    Primary Assets for a Series will consist, in
                               whole or in part, of Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. The Loans will be originated or acquired by the Transferor in the ordinary course of its business. The Loans will be conventional loans or contracts or loans or contracts insured by the Federal Housing Admin-istration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). See "THE TRUST FUNDS--The Loans" for a discussion of such guar-antees. To the extent provided in the related Prospectus Supplement, additional Loans or addi-tional balances may be periodically added to the Trust Fund, or may be removed from time to time if certain asset tests are met, all as described in the related Prospectus Supplement.

                              The "Loans" for a Series will consist of (i)
                               closed-end and/or revolving credit line home eq-uity loans or certain balances thereof (collec-tively, the "Mortgage Loans") and (ii) home im-provement installment sales contracts and in-stallment loan agreements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Im-provement Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related Prospectus Supplement, have vari-ous payment characteristics, including balloon or other irregular payment features, and may ac-crue interest at a fixed rate or an adjustable rate.

                              As specified in the related Prospectus Supple-
                               ment, the Mortgage Loans will and the Home Im-provement Contracts may be secured by mortgages and deeds of trust or other similar security in-struments creating a lien on a Mortgaged Proper-ty, which may be subordinated to one or more se-nior liens on such Mortgaged Property, as de-scribed in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                              The related Prospectus Supplement will describe
                               certain characteristics of the Loans for a Se-ries, including, without limitation, and to the extent relevant: (a) the aggregate unpaid prin-cipal balance of the Loans (or the aggregate un-paid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, com-puted in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relat-ing to the Loans; (h) the percentage (by princi-pal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geo-graphic distribution of any Mortgaged Properties securing the Loans; (j) the use and type of each Mortgaged Property securing a Loan; (k) the lien priority of the Loans; (l) the credit limit uti-lization rates of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans.

    (2) PRIVATE
        SECURITIES.........   Primary Assets for a Series may consist, in whole
                               or in part, of Private Securities which include
                               (a) pass-through certificates representing bene-ficial interests in loans of the type that would otherwise be eligible to be Loans (the "Under-lying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registra-tion statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the is-suer or an affiliate thereof. Although individ-ual Underlying Loans may be insured or guaran-teed by the United States or an agency or in-strumentality thereof, they need not be, and the Private Securities themselves will not be so in-sured or guaranteed. See "THE TRUST FUNDS--Pri-vate Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securi-ties will be distributed directly to the Trustee as registered owner of such Private Securities.

                              The related Prospectus Supplement for a Series
                               will specify (such disclosure may be on an ap-proximate basis, as described above and will be as of the date specified in the related Prospec-tus Supplement) to the extent relevant and to the extent such information is reasonably avail-able to the Transferor and the Transferor rea-sonably believes such information to be reli-able: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series;
                               (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a gov-ernmental entity, (C) the servicing fee or range of servicing fees with respect to such Under-lying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origina-tion, (E) the lien priority and the credit uti-lization rates, if any, of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted aver-age term-to-stated maturity of the Private Secu-rities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;
                               (vi) the sponsor or depositor of the Private Se-curities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of En-hancement, if any, such as reserve funds, insur-ance policies, letters of credit or guarantees, relating to the Underlying Loans, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may, or are re-quired to, be repurchased prior to stated matu-rity; and (ix) the terms on which substitute Un-derlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "THE TRUST FUNDS--Private Securities--Additional Information."

 B. COLLECTION,
    CERTIFICATE AND
    DISTRIBUTION
    ACCOUNTS...............   Unless otherwise provided in the related Prospec-
                               tus Supplement, all payments on or with respect to the Primary Assets for a Series will be re-mitted by the Servicer within the period speci-fied in the related Prospectus Supplement di-rectly to an account (the "Col-lection Account" or the "Certificate Account") to be established for such Series. Unless other-wise provided in the related Prospectus Supple-ment, the Trustee shall be required to apply a portion of the amount in the Collection Account or the Certificate Account to the payment of certain amounts payable to the Servicer under the related Agreement and any other person spec-ified in the Prospectus Supplement, and to de-posit a portion of the amount in the Collection Account into one or more separate accounts (each, a "Distribution Account") to be estab-lished for such Series, each in the manner and at the times established in the related Prospec-tus Supplement. All amounts deposited in such Distribution Account (or, if there is no Distri-bution Account, amounts remaining in the Certif-icate Account) will be available, unless other-wise specified in the related Prospectus Supple-ment, for (i) application to the payment of principal of and interest on such Series of Se-curities (or such Class or Classes specified in the related Prospectus Supplement) on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose speci-fied in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate Account as described above, any funds remaining in such Accounts may be paid over to the Servicer, the Transferor, any pro-vider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times estab-lished in the related Prospectus Supplement.

 C. PRE-FUNDING AND
    CAPITALIZED INTEREST
    ACCOUNTS...............   If specified in the related Prospectus Supple-
                               ment, a Trust Fund will include one or more seg-regated trust accounts (each, a "Pre-Funding Ac-count") for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time speci-fied in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Pro-spectus Supplement. If any Pre-Funded Amount re-mains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Notes and/or the Certificates of the applicable Series specified in the related Pro-spectus Supplement. The amount initially depos-ited in a Pre-Funding Account for a Series of Securities will not exceed 50% of the aggregate principal amount of such Series of Securities.

                              If a Pre-Funding Account is established, one or
                               more segregated trust accounts (each, a "Capi-talized Interest Account") may be established for the related Series. On the clos-ing date for such Series, a portion of the pro-ceeds of the sale of the Securities of such Se-ries may be deposited in the Capitalized Inter-est Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest ac-crued on the Classes of Securities of such Se-ries specified in the related Prospectus Supple-ment and (ii) if specified in the related Pro-spectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. If so speci-fied in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Transferor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distrib-uted to the person specified in the related Pro-spectus Supplement.

ENHANCEMENT.................  If and to the extent specified in the related
                               Prospectus Supplement, enhancement with respect to a Series or any Class of Securities may in-clude any one or more of the following: a finan-cial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinate Securities, deriva-tive products or other forms of credit enhance-ment, or any combination thereof (collectively, "Enhancement"). The Enhancement with respect to any Series or any Class of Securities may be structured to provide protection against delin-quencies and/or losses on the Primary Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Pro-spectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further in-formation regarding any Enhancer, including fi-nancial information when material, will be in-cluded in the related Prospectus Supplement. See "ENHANCEMENT."

                              With respect to any Series of Securities includ-
                               ing one or more Classes of Notes, distributions in respect of the Certificates may be subordi-nated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

SERVICING...................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so spec-ified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal and/or interest on a Loan ("Delinquency Advances") will be made by the Servicer if and only to the ex-tent described in the related Prospectus Supple-ment. Such advances will be intended to provide liquidity only and will be reimbursable to the Servicer, to the extent specified in the related Prospectus Supplement, from scheduled payments of principal and/or interest, late collections, or from the proceeds of liquidation of the re-lated Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support) or, to the extent specified in the related Prospectus Sup-plement, from payments or proceeds from other Loans. If and to the extent specified in the re-lated Prospectus Supplement, the Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposi-tion of any liquidated Mortgage Loan or related Property (the "Servicer Advances"). See "SERVIC-ING OF LOANS--Advances and Limitations Thereon." The Servicer shall be entitled to be reimbursed for any such Servicer Advances as specified in the related Prospectus Supplement. In performing these functions, the Servicer will exercise the same degree of skill and care that it customar-ily exercises with respect to similar Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be re-moved, in which event either the Trustee or a third-party servicer will be appointed as suc-cessor servicer. The Servicer will receive a pe-riodic fee as servicing compensation (the "Ser-vicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive cer-tain additional compensation. See "SERVICING OF LOANS--Servicing Compensation and Payment of Ex-penses."

FEDERAL INCOME TAX
 CONSIDERATIONS

 A. DEBT SECURITIES AND
    REMIC RESIDUAL
    SECURITIES.............   If (i) an election is made to treat all or a por-
                               tion of a Trust Fund for a Series as a "real es-tate mortgage investment conduit" (a "REMIC") or
                               (ii) so provided in the related Prospectus Sup-plement, a Series of Securities will include one or more Classes of taxable debt obligations un-der the Internal Revenue Code of 1986, as amended (the "Code"), stated interest with re-spect to such Classes of Securities will be re-ported by a Holder in accordance with the Hold-er's method of accounting except that, in the case of Securities constituting "regular inter-ests" in a REMIC ("Regular Interests"), such in-terest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Com-pound Interest Securities, Zero Coupon Securi-ties or Interest Only Securities will, and cer-tain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be re-quired to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such in-come. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                              In the case of a REMIC election, a Class of Secu-
                               rities may be treated as REMIC "residual inter-ests" ("Residual Interest"). A Holder of a Re-sidual Interest will be required to include in its income its pro rata share of the taxable in-come of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) ex-cept in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                               (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the de-ductibility of expenses of the REMIC. See "FED-ERAL INCOME TAX CONSIDERATIONS."

 B. NON-REMIC PASS-THROUGH
    SECURITIES.............   If so specified in the related Prospectus Supple-
                               ment, the Trust Fund for a Series will be treated as a grantor trust and will not be clas-sified as an association taxable as a corpora-tion for federal income tax purposes and Holders of Securities of such Series ("Pass-Through Se-curities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series. All in-come with respect to a Stripped Security (as de-fined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash asso-ciated with such income.

C. OWNER TRUST
   SECURITIES.............    If so specified in the Prospectus Supplement, the
                               Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purpos-es. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax con-sequences to Certificateholders. See "FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS........  The eligibility of Notes and Certificates to be acquired by employee benefit plans or with the plan assets of employee benefit plans is subject to the considerations discussed under "ERISA CONSIDERATIONS" herein and in the related Pro-spectus Supplement. The related Prospectus Sup-plement will provide further information with respect to the eligibility of a Class of Notes or Certificates for purchase by employee benefit plans.

                              A fiduciary of any employee benefit plan subject
                               to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advi-sors whether the purchase or holding of Securi-ties could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT............  Unless otherwise specified in the related Pro-
                               spectus Supplement, Securities of each Series offered by this Prospectus and the related Pro-spectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). In-vestors whose investment authority is subject to legal restrictions should consult their own le-gal advisors to determine whether and to what extent the Securities constitute legal invest-ments for them. See "LEGAL INVESTMENT."

RATINGS.....................  It will be a requirement for issuance of any Se-
                               ries that each Class of Securities offered by this Prospectus and the related Prospectus Sup-plement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. There is no assurance that the rating initially assigned to such Securities will not be subse-quently lowered or withdrawn by the Rating Agen-cy. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obli-gated to provide any credit enhancement in addi-tion to the Enhancement, if any, specified in the related Prospectus Supplement.

                              A securities rating should be evaluated indepen-
                               dently of similar ratings on different types of securities. A securities rating is not a recom-mendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relat-ing to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS-- Ratings Are Not Recommendations."

                                 RISK FACTORS

  Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

  No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. See "PLAN OF DISTRIBUTION."

  Primary Assets Are Only Source of Repayment. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Transferor or any other person for any default on the Notes or any failure to receive distributions on the Certificates except to the extent of the obligations, if any, of the Transferor with respect to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets." Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Transferor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

  Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Loans. For instance, if a Property secures a senior mortgage or deed of trust for an adjustable-rate loan, and interest rates have increased since the origination of the related Loan, the borrower's ability to pay the required monthly payment on such Loan may be adversely affected by the increase in monthly payments on the Loan and on such senior loan. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Securityholders in the Loans if such laws result in certain Loans being uncollectible.

  Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Transferor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series. See "THE TRUST FUNDS."

  Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

  Yield May Vary. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities." Prepayments may also result from repurchases of Loans or Underlying Loans relating to the Private Securities, as applicable, due to material breaches of the Transferor's representations and warranties.

  Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

  Status of Junior Liens; Property Values May Be Insufficient. If the Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.

  There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan (or the balances thereof sold to a Trust Fund), together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Junior Mortgages; Rights of Senior Mortgages."

  Pre-Funding and Additional Loans May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, an Amortization Period may result from the failure of the Transferor to sell additional Primary Assets (or balances thereof) to the Trust Fund during the Revolving Period, thereby resulting in a prepayment of the related Securities. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

  Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Transferor will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Transferor or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities. See "THE TRUST FUNDS--Accounts."

  The ability of a Trust Fund to invest in additional Loans during the related Pre-Funding Period and/or any Revolving Period will be dependant on the ability of the Transferor to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Transferor to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

  Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. See "SERVICING OF LOANS--Realization Upon Defaulted Loans."

  Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

  The Loans are also subject to federal laws, including:

    (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

    (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

    (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

    (v) for Revolving Credit Line Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

  The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

  Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Servicer's ability to collect the principal of or interest on the Loans and also would affect the interests of the Securityholders in such Loans if such laws result in the Loans being uncollectible. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

  Contracts Will Not Be Stamped. Unless otherwise specified in the related Prospectus Supplement, in order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts that constitute chattel paper, the Transferor will cause a UCC-1 financing statement to be executed by the Transferor identifying the Trustee as the secured party and identifying such Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, such Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of such Home Improvement Contracts without notice of such assignment, the interest of Securityholders in such Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

  Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Transferor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

  The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

  Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

  Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

  Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE TRUST FUNDS--Accounts."

VALUATION OF THE PRIMARY ASSETS

  If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and
(b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

  The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

  The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

  Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

  On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

REVOLVING PERIOD AND AMORTIZATION PERIOD; TRANSFEROR INTEREST

  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Class or Classes of Notes or Certificates may be (i) utilized by the Trust Fund during such period to acquire additional Loans (or additional balances of existing Loans) which satisfy the criteria described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Class or Classes of Notes or Certificates, if any, of the same or different Series as specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

  An "Amortization Period" is the period, if any, specified as such in the related Prospectus Supplement during which an amount of principal is payable to holders of one or more Classes of a Series of Securities. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

  Each Trust Fund which has a Revolving Period may also issue to the Transferor a certificate evidencing a Transferor Interest in the Trust Fund not represented by the other Securities issued by such Trust Fund. As further described in the related Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust Fund fluctuates and the amount of the Notes and Certificates of the related Series of Securities outstanding is reduced.

FINAL SCHEDULED DISTRIBUTION DATE

  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since, except as described above under "-- Revolving Period and Amortization Period; Transferor Interest," payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

  If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

  The Transferor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Securities, the Transferor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement upon certain events of insolvency or receivership of the Transferor or another affiliated entity specified in the related Prospectus Supplement the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Securities of the related Series will experience a prepayment. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

  In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Loans (or related balances thereof) or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

  Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

  There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

  The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments.

                                THE TRUST FUNDS

GENERAL

  The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

  The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Transferor or the related Trust Fund not pledged to secure such Notes.

  The Primary Assets for a Series will be transferred by the Transferor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Transferor, the Trust Fund and the Servicer, with respect to a Series that includes Notes.

  As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

  If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Transferor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

  With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

  Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

  Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving credit line home equity loans or certain balances thereof (the "Closed-End Loans" and "Revolving Credit Line Loans," respectively, and collectively, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

  As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Loan Agreement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, a borrower under a Revolving Credit Line Loan is obligated to pay only the amount of interest and fees which accrue on the loan during the billing cycle and principal of the Revolving Credit Line Loan is payable at maturity.

  Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months.

  The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

  Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

  The aggregate principal balance of Revolving Credit Line Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

  Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Revolving Credit Line Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

  Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement

  Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

  Additional Information. The selection criteria which will apply with respect to the Loans will be specified in the related Prospectus Supplement. Such criteria may include one or more of the following: the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, the geographical distribution of Loans and the Loan Rates for such Loans.

  The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

  The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such Loan.

  The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

  With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

  The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Revolving Credit Line Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Revolving Credit Line Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

  If information of the nature described above respecting the Loans is not known to the Transferor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

  General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying

Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

  Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

  The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Transferor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

  Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

  The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

  Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

  Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Transferor and the Transferor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority and the credit utilization rates, if any, of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

  If information of the nature described above representing the Private Securities is not known to the Transferor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

ACCOUNTS

  A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Transferor and/or the Servicer, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more Distribution Accounts. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection, Certificate and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

  Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The Transferor will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Transferor or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

  If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Transferor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinated Securities, derivative products, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, "Enhancement"). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                              SERVICING OF LOANS

GENERAL

  Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

  The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

  If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account" or the "Certificate Account") in the name of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each such Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

  Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or Certificate Account.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Transferor or the Trustee will deposit into the Collection Account or the Certificate Account for each Series on the Business Day following the Closing Date any amounts representing payments received on or after the related Cut-off Date and received by the Servicer on or before the Closing Date, and thereafter, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Loans, received, on or before such Cut-off Date):

    (i) all payments on account of principal, including prepayments, on such Primary Assets;

    (ii) all payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

    (iii) all amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset and, to the extent specified in the related Prospectus Supplement, net of reimbursements for Servicer Advances;

    (iv) all proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

    (v) all amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

    (vi) all Delinquency Advances made by the Servicer required pursuant to the related Agreement; and

    (vii) all repurchase prices of any such Primary Assets repurchased by the Servicer or the Transferor pursuant to the related Agreement.

  If specified in the related Prospectus Supplement, each balance of a Revolving Credit Line Loan may be conveyed to a separate Trust Fund and payments and proceeds of such Revolving Credit Line Loan will be allocated among such Trust Funds as specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

    (i) to reimburse itself for Servicer Advances and Delinquency Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Delinquency Advance was made;

    (ii) to the extent provided in the related Agreement, to reimburse itself for any Delinquency Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Delinquency Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

    (iii) to reimburse itself for Servicer Advances to the extent provided in the related Prospectus Supplement;

    (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account or the Certificate Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

    (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

    (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Transferor or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

    (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

    (viii) to clear and terminate the Collection Account or the Certificate Account pursuant to the related Agreement.

  In addition, if the Servicer deposits in the Collection Account or the Certificate Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account or the Certificate Account.

ADVANCES AND LIMITATIONS THEREON

  The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments of principal and/or interest on Loans ("Delinquency Advances"). If specified in the related Prospectus Supplement, the Servicer will be obligated to make Delinquency Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Delinquency Advance was made or, to the extent provided in the Prospectus Supplement, from payments or proceeds from other Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Loan or related Property (the "Servicer Advances"). The Servicer shall be entitled to be reimbursed for any such Servicer Advances to the extent provided in the Prospectus Supplement. If a Servicer Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

  Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Real Estate Loan to maintain a hazard insurance policy naming the Servicer as loss payee thereunder. Hazard insurance policies for Real Estate Loans must include extended coverage in an amount equal to the lesser of (a) the maximum insurable value of the improvements securing such Real Estate Loan and (b) either (i) the principal balance of the Real Estate Loan if it is a Home Improvement Contract or a closed-end Mortgage Loan or (ii) the combined principal balance of the Real Estate Loan and any mortgage loan senior to the Real Estate Loan if such Real Estate Loan is a Revolving Credit Line Loan. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. Except as described below, all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Property or released to the borrower in accordance with the Servicer's normal servicing procedures), will be deposited in the Collection Account or the Certificate Account. If so specified in the related Prospectus Supplement, the portion of such proceeds allocable to Securityholders of a Series may be limited to the extent specified in the related Prospectus Supplement in the event that more than one Trust Fund has an interest in the balances of a Revolving Credit Line Loan. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Real Estate Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. If so specified in the related Prospectus Supplement, the amount so required to be deposited by the Servicer with respect to a particular Series may be limited to the extent specified in the related Prospectus Supplement in the event that more than one Trust Fund has an interest in the balances of a Mortgage Loan.

  In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a federally designated special flood hazard area at the time of origination of the related Real Estate Loan, the Agreement requires the Servicer to cause to be maintained, for each such Real Estate Loan, flood insurance (to the extent available) in an amount equal in general to the lesser of (a) the maximum insurance available under the federal flood insurance program and (b) either
(i) the principal balance of the Real Estate Loan if it is a Home Improvement Contract or a closed-end Mortgage Loan or (ii) the combined principal balance of the Real Estate Loan and any mortgage loan senior to the Real Estate Loan if such Real Estate Loan is a Revolving Credit Line Loan.

  The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Real Estate Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Real Estate Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

  If the amount of hazard insurance maintained on the Mortgaged Properties were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

  Under the terms of the Real Estate Loans, the borrowers generally are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Servicer to present such claims depends upon the extent to which information in this regard is furnished to the Servicer by the borrowers.

REALIZATION UPON DEFAULTED LOANS

  Unless otherwise specified in the related Prospectus Supplement the Servicer has the discretion to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments in the same manner it forecloses upon, repossesses or otherwise converts the ownership of properties securing loans in the applicable portfolio of Loans; provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, then the Servicer will not cause a Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding if such acquisition in the reasonable opinion of the Servier is not commercially reasonable. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Transferor will be required to do so.

  The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

  Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is being conveyed by the obligor, the Servicer will have the option to exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless such exercise is not permitted under applicable law. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Properties in connection with defaulted Loans.

  Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

  When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Securityholders an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for Servicer Advances. The related Holders will suffer no loss by reason of such Servicer Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer Advances, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. The Servicer is generally also entitled to reimbursement from the Collection Account or the Certificate Account for Servicer Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under "--Advances and Limitations Thereon."

  Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

  If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

  If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

  If an Event of Default occurs under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Event of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement."

  Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee, and the Enhancer, if any, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

  The Servicer will not be under any liability to the Trust Fund or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (or balances thereof) (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  Each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Securityholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Securityholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

                                THE AGREEMENTS

  The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

  General. At the time of issuance of the Securities of a Series, the Transferor will transfer, convey and assign to the Trust Fund all right, title and interest of the Transferor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets on or after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

  Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Transferor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

  Unless otherwise specified in the related Prospectus Supplement, the Transferor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Transferor will cause a UCC-1 financing statement to be executed by the Transferor identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

  With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Transferor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Transferor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Transferor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

  Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

  Assignment of Private Securities. The Transferor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities." Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Transferor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Transferor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

  Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Transferor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Transferor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Transferor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Transferor of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, the sum of (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement; provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

  If provided in the related Prospectus Supplement, the Transferor, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

  Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution,
(i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

  Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

  The Transferor will make representations and warranties with respect to Primary Assets for a Series. If the Transferor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Transferor is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

  Unless otherwise provided in the related Prospectus Supplement, no Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

  The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series and set forth in the related Prospectus Supplement, among other things:

    (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

    (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

    (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

    (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

    (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

    (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

    (vii) the book value of any REO Property acquired by the related Trust
  Fund;

    (viii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Primary Assets since the preceding Distribution Date;

    (ix) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

    (x) such other information as specified in the related Agreement.

  In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to
(i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance."

  If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and/or Certificate Account and/or Distribution Account required to be made thereunder, which failure continues unremedied for the number of days specified in the related Prospectus

Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

  So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

  During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

  Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Transferor or the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Transferor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Transferor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

  If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

  If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/8% of the then aggregate outstanding amount of the Notes of such Series.

  In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

  Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

  The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Transferor. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificateholders and for the Notes.

DUTIES OF THE TRUSTEE

  The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

  The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

  The Trustee may, upon written notice to the Transferor, and if specified in the related Prospectus Supplement, the Enhancer, if any, resign at any time, in which event the Transferor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Transferor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

  Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Transferor, the Servicer and the Trustee with respect to such Series, without notice to or consent of the Holders, (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Transferor, the Trust Fund or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Transferor, the Servicer or the Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Transferor with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses (a) or (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

  The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

  Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

  No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

  If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

  For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Transferor or an affiliate of the Transferor.

TERMINATION

  Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Servicer Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Transferor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

  Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

  In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state (other than, in some cases, the states of Maryland, Virginia and the District of Columbia (the "Mortgage Loan Jurisdictions") where it is anticipated most of the Properties will be located), nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

  The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note and, with respect to Home Improvement Contracts, the related contract. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

  Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or deed of trust.

  Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. The trustee's title under a deed of trust is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law. For example, in some jurisdictions, if advances are made under the deed of trust after another lien (such as a judgment or mechanics lien) is filed, the advances made after the filing of the intervening lien may be subordinate to the intervening lien. In addition, in Virginia, the priority of a mechanics lien may relate back to a date that substantially precedes the date on which the mechanics lien is actually filed. Therefore, since a title report or title policy only is accurate as of the date it is issued, it provides no assurance that a deed of trust will retain perpetually the lien priority it had when it was filed. The mortgages and deeds of trust securing the Real Estate Loans include a requirement that each borrower maintain the lien priority of each deed of trust.

  There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, usually called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES AND DEEDS OF TRUST

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed without a judicial proceeding, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by using an advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

  If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law.

  In Maryland, a summary court proceeding must be commenced (and a bond must be filed) to effect a trustee's sale, even under a deed of trust that includes a power of sale. In Virginia and the District of Columbia, a trustee's sale generally is non-judicial, although foreclosure may be accomplished by judicial action in all of the Mortgage Loan Jurisdictions. The term "foreclosure" often is used as a shorthand way of referring to a trustee's sale as well as to judicial foreclosure.

  In Maryland and the District of Columbia, prior to a trustee's sale, the trustee must record a notice of sale in the public records. In all of the Mortgage Loan Jurisdictions, the trustee must give notice of the sale to the grantor and/or to any successor in interest to the grantor. The trustee also generally will give notice of the sale to the beneficiary of any junior deed of trust or other lien and to certain other interested persons. This notice to junior lien holders is required in Maryland and Virginia. In the Mortgage Loan Jurisdictions, in addition to the notice to the grantor and others described above, notice of sale must be published periodically in a local newspaper for a prescribed period prior to the trustee's sale.

  The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale. Other than in Maryland, judicial confirmation typically is not required after a sale conducted in accordance with a power of sale in the Mortgage Loan Jurisdictions.

  A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust such as the deeds of trust securing most of the Mortgage Loans, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on any senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

  Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior mortgage or deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment. Property securing a Mortgage Loan held by a Trust Fund for which a REMIC election has been made that is acquired through a trustee's sale or judicial foreclosure must be sold by the Trustee within two years after the date on which it is acquired, unless the IRS has granted permission to sell such Property at a later date, in order to satisfy certain Federal income tax requirements.

  The proceeds received by the lender or trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the borrower or grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the lender or beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

  Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under mortgages or deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

  An action to foreclose a mortgage or deed of trust is an action to recover the secured debt by enforcing the mortgagee's or trustee's rights under the mortgage or deed of trust. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor or grantor is bound by the terms of the related mortgage note and the mortgage or deed of trust as made and cannot be relieved from his default if the mortgagee or trustee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a borrower of a default and deny the foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the lender's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the lender. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally (although not with respect to the Mortgage Loan Jurisdictions), is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

  In the District of Columbia, the debtor under a residential deed of trust (or anyone on the debtor's behalf) may cure a default during a reinstatement period by paying the entire amount of the debt then due, exclusive of amounts due solely to acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' and trustee's fees. In all of the Mortgage Loan Jurisdictions, the grantor (or the grantor's successor), any beneficiary under a junior deed of trust or any other persons having a subordinate lien or encumbrance may discharge the deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees.

  When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the beneficiary for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

  State laws may control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In the Mortgage Loan Jurisdictions, there generally is no right to redeem the security property after the completion of a proper trustee's or foreclosure sale.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

  The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), under a junior mortgage or deed of trust, are subordinate to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or trustee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee or trustee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. A junior lender may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Transferor generally does not cure defaults under a senior deed of trust or other lien, it is the Transferor's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Transferor's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the Transferor, confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in such order as the lender may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior loans will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

  The form of deed of trust or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. In Maryland, a future advance may be entitled to receive the same priority as amounts initially advanced under the deed of trust, notwithstanding that there may be intervening junior deeds of trust and other liens between the date of recording of the deed of trust and the date of the future advance, and notwithstanding that the beneficiary had actual knowledge of such intervening deeds of trust and other liens at the time of the advance so long as the additional amounts are within the maximum principal amount stated in the deed of trust. In Virginia and the District of Columbia, an intervening lien may gain priority, even if the lender had no knowledge of the intervening lien at the time of an additional advance. The priority of future advances over intervening liens may be affected in some states by whether the beneficiary is obligated to advance the additional amount or has notice or actual knowledge of the intervening junior deeds of trust and other liens. In Maryland, priority of advances under the clause rests on a statute giving priority to all advances or readvances made under the loan agreement to a "credit limit" amount stated in the recorded deed of trust.

  Other provisions typically found in the form of the mortgage or deed of trust used by institutional lenders obligate the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee, trustee or beneficiary is given the right under certain mortgages and deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse any sums so expended. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee, beneficiary or trustee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

  In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

  The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

  Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

  Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

  In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure adequately to maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

  Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

  Each Mortgage Loan Jurisdiction has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Any contract which is secured by a first lien on certain kinds of consumer goods would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

 General

  The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts"), generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Transferor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Transferor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Transferor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

 Security Interests in Home Improvements

  The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.

Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

 Enforcement of Security Interest in Home Improvements

  So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

INSTALLMENT SALES CONTRACTS

  The Loans may also consist of installment sales contracts. Under an installment sales contract ("Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

ENVIRONMENTAL LEGISLATION

  A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a clean-up action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Loan and cleanup costs were incurred in respect of the property, the holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Transferor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                THE TRANSFEROR

  The Transferor is a federally chartered stock savings bank. The Transferor's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Transferor's telephone number is (301) 986-7000. The Transferor is subject to comprehensive regulation, examination and supervision by the OTS within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. For further information regarding the Transferor, see "THE TRANSFEROR" in the related Prospectus Supplement.

                                USE OF PROCEEDS

  The Transferor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates for one or more of the following purposes: (i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement and (iii) for its general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following summary is based on the opinion of Stroock & Stroock & Lavan, special counsel to the Transferor ("Federal Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

  The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

  The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

  Interest and Acquisition Discount. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

  Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

  In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

  The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

  Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is expected to be penalized or reasonable remedies exist to compel payment. The meaning of "penalized" under the OID regulations is unclear particularly in the case of obligations based on other debt obligations. Interest payments on Debt Securities which do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Securities may have original issue discount.

  Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

  Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount".

  The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

  The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

  The Transferor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

  Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

  A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

  Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

  Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

  Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount and (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

  An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon
(i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Variable Rate Debt Security is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property or (iv) a combination of rates described in (i), (ii) and (iii). The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate, and variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

  For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security.

  In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

  The OID Regulations do not clearly address the treatment of a Variable Rate Debt Security that is based on a weighted average of the interest rates on underlying Loans. Under the OID Regulations, interest payments on such a Variable Rate Debt Security may be characterized as qualified stated interest which is includible in income in a manner similar to that described in the previous paragraph. However, it is also possible that interest payments on such a Variable Rate Debt Security would be treated as contingent interest (possibly includible in income when the payments become fixed) or in some other manner.

  If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

  Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

  Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

  Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

  Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

  Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

TAXATION OF THE REMIC AND ITS HOLDERS

  General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

  Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95% of the REMIC's assets are qualifying assets, then 100% of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code, and Loans that are not secured by improved real property or real property which is to be improved using Loan proceeds will not constitute qualifying assets under Section 593(d) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

  As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extern that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, such amount is $117,950 for all taxpayers except married taxpayers filling separately, for whom such amount is $58,975) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

  General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

  Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, counsel to the Transferor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

  Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability.

  For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

  The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

  To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

  Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

  The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

  The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

  In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

  Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisors.

  Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

  Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

  Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Interest Security is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the Proposed Regulations) of the Residual Interest Securities is at least 20% of the weighted average life of the REMIC.

  The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

  Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

  Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

  If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

  The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35%, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors."

  Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)), that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest.

  On January 3, 1995, the IRS released proposed regulations under Section 475 (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. The Temporary Mark-to-Market Regulations described above still apply to any REMIC Residual Interest acquired on or prior to January 3, 1995.

ADMINISTRATIVE MATTERS

  The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

  General. As specified in the related Prospectus Supplement, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). Accordingly, each Holder of a Pass-Through Security is treated for federal income tax purposes as the owner of an undivided interest in the Loans included in the Trust Fund. As further described below, each Holder of a Pass-Through Security therefore must report on its federal income tax return the gross income from the portion of the Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Loans and received or accrued directly its share of the payments on the Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

  A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received.

  Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to CertificateHolders. Further, the Pass-Through Securities may not be "qualifying real property loans" to the extent Loans held by the Trust Fund are not secured by improved real property or real property which is to be improved using the Loan proceeds, may not be "real estate assets" to the extent Loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent Loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets.

  Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue

Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

  If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will be subject to the OID rules and/or the market discount rules. A Holder of a Pass-Through Security generally will account for any discount on the Pass-Through Security that is attributable to a Loan that is secured by real property as market discount rather than OID if either (i) the amount of OID attributable to such Loan was treated as zero under the OID de minimis rule when such Loan was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from such Loan. If neither of the above exceptions applies, the OID rules will apply to such discount. Discount attributable to an unsecured Loan will not be eligible for treatment as market discount, and it is unclear whether discount attributable to a stripped Loan the principal amount of which exceeds the value of real property securing the Loan will be eligible for treatment as market discount.

  If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Loan underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Loans, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Pass-Through Securities, whether Section 1272(a)(6) might apply to the Pass-Through Securities in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles, and Federal Tax Counsel is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Securities to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Loans will prepay at that rate or at any other rate.

  Assuming that Holders are not taxed as directly owning the Loans, in the case of a Pass-Through Security acquired at a price equal to the principal amount of the Loans allocable to the Pass-Through Security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

  If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

  Pass-Through Securities of certain series ("Variable Rate Pass-Through Securities") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

  Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Loans in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Loans. However, OID could arise with respect to a Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

  If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Loan, to the amount of principal on such Loan received by the Trust Fund in that month. Because the Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Loans remaining at the time of purchase of the Pass-Through Security.

  If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such Holder, provided that such Loan was originated after September 27, 1985. Premium allocable to a Loan originated on or before that date should be allocated among the principal payments on the Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

  It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

  If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

  Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

  The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

  Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("foreign investors"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership-Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness-Foreign Investors". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

  Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

  Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a

Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

  Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

  Federal Tax Counsel will deliver its opinion that a Trust Fund which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

  If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and CertificateHolders could be liable for any such tax that is unpaid by the Trust Fund. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

  Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the NoteHolders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Transferor that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

  Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Transferor will agree, and the CertificateHolders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the CertificateHolders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to CertificateHolders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

  Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each CertificateHolder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the CertificateHolders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the CertificateHolders for such month; and (iv) any other amounts of income payable to the CertificateHolders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Transferor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to CertificateHolders. Moreover, even under the foregoing method of allocation, CertificateHolders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and CertificateHolders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all CertificateHolders but CertificateHolders may be purchasing Certificates at different times and at different prices, CertificateHolders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

  If Notes are also issued, all of the taxable income allocated to a CertificateHolder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

  An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

  The Trust Fund intends to make all tax calculations relating to income and allocations to CertificateHolders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on CertificateHolders.

  Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

  If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to CertificateHolders.

  Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A CertificateHolder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

  If a CertificateHolder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the CertificateHolders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the CertificateHolders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a CertificateHolder sells its Certificates at a profit (loss), the purchasing CertificateHolder will have a higher (lower) basis in the Certificates than the selling CertificateHolder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, CertificateHolders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each CertificateHolder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

  The Transferor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the CertificateHolders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the CertificateHolders, and, under certain circumstances, a CertificateHolder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a CertificateHolder's returns and adjustments of items not related to the income and losses of the Trust Fund.

  Tax Consequences to Foreign CertificateHolders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign CertificateHolders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

  Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a CertificateHolder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, CertificateHolders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the CertificateHolder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

  Upon the issuance of Certificates which are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below, the Certificates will be characterized as indebtedness for federal income tax purposes of the Transferor that is secured by the Loans. Opinions of counsel are not binding on the Internal Revenue Service, however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

  The Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates be indebtedness secured by the Loans for federal, state and local income or franchise tax purposes. The Transferor, by entering into the Pooling and Servicing Agreement, has agreed and each CertificateHolder, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreements, the Transferor expects to treat such transactions, for regulatory and financial accounting purposes, as a transfer of an ownership interest in the Loans and not as a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Federal Tax Counsel believes that the rationale of those cases will not apply to the issuance of the Certificates.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel will conclude that the CertificateHolders do not own or have an equity interest in the Loans for federal income tax purposes. As a result, Federal Tax Counsel will opine that the Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation." In this regard, it should be noted that the IRS has recently issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate.

  CertificateHolders as the Holders of debt instruments for federal tax purposes will be taxed in the manner described above in "--Taxation of Debt Securities (Including Regular Interest Securities)" for Debt Securities which are not Regular Interest Securities.

  Possible Characterization of the Transaction as a Partnership or as Association Taxable as a Corporation. As stated above, the opinion of Federal Tax Counsel with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Loans (or an interest therein) to the CertificateHolders and that the proper classification of the legal relationship between the Transferor and the CertificateHolders resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Since Federal Tax Counsel will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Transferor generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership or a corporation.

  If a partnership were deemed to be created between the Transferor and the CertificateHolders, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the CertificateHolders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a CertificateHolder could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument.

  If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Loans, which would reduce the amounts available for distribution to the CertificateHolders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to CertificateHolders. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the CertificateHolders generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.

  Foreign Investors. If the IRS were to contend successfully that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) a foreign investor; and such Holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate Holder.

  Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the Holder's distributive share of the partnership's interest income.

  If the Trust Fund were taxable as a corporation, distributions to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest," and "disqualified persons."

  Unless a statutory, regulatory or administrative exemption is available, a violation of these prohibited transaction rules could occur if any Notes or Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Transferor, the Trustee, any underwriter of such Series or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Transferor, the Trustee and any underwriters of a Series are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

  Certain transactions involving the related Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust Fund were deemed to be plan assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust Fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. If Notes or Certificates are available for purchase by Benefit Plans or the "plan assets" of Benefit Plans, the likely treatment under the Plan Assets Regulation of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  Additional information with respect to the eligibility of Notes or Certificates for purchase by a Benefit Plan or "plan assets" of a Benefit Plan is provided in the related Prospectus Supplement. A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust Fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                               LEGAL INVESTMENT

  Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that Chevy Chase will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Transferor by Shaw, Pittman, Potts & Trowbridge, counsel to the Transferor, and for any underwriters, agents or dealers, Stroock & Stroock & Lavan. Unless otherwise specified in the related Prospectus Supplement, certain federal income tax matters will be passed upon for the Transferor by Stroock & Stroock & Lavan.

                               GLOSSARY OF TERMS

  The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

  "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

  "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

  "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

  "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

  "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

  "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

  "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

  "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

  "Certificate" means the Asset-Backed Certificates.

  "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

  "Class" means a class of Securities of a Series.

  "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

  "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

  "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

  "Commission" means the Securities and Exchange Commission.

  "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

  "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

  "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

  "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

  "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

  "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

  "Condominium Unit" means an individual housing unit in a Condominium
Building.

  "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

  "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

  "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

  "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

  "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

  "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

  "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Loan to the extent specified in the related Prospectus Supplement.

  "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

  "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

  "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

  "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

  "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

  "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

  "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

  "FNMA" means the Federal National Mortgage Association.

  "Holder" or "Securityholder" means the person or entity in whose name a Security is registered.

  "Home Improvements" means the home improvements financed by a Home Improvement Contract.

  "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by a purchase money security interest in the Home Improvement financed thereby.

  "HUD" means the United States Department of Housing and Urban Development.

  "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

  "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

  "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

  "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

  "IRS" means the Internal Revenue Service.

  "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

  "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

  "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

  "Loans" mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

  "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

  "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

  "Modification" means a change in any term of a Loan.

  "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

  "Mortgage Loan" means a closed-end and/or revolving credit line home equity loan or balance thereof secured by a Mortgaged Property.

  "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

  "Mortgaged Property" means any real estate securing a Mortgage Loan and/or a Home Improvement Contract.

  "Mortgagor" means the obligor on a Mortgage Note.

  "1986 Act" means the Tax Reform Act of 1986.

  "Notes" means the Asset-Backed Notes.

  "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

  "OTS" means the Office of Thrift Supervision.

  "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

  "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

  "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

  "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

  "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Transferor, the Servicer (if such Series relates to Loans) and the Trustee.

  "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

  "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

  "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

  "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

  "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

  "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

  "PS Servicer" means the servicer of the Underlying Loans.

  "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

  "PS Trustee" means the trustee designated under a PS Agreement.

  "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

  "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Transferor to rate the Securities upon the original issuance thereof.

  "Real Estate Loans" means Mortgage Loans and Home Improvement Contracts secured by Mortgaged Property.

  "Regular Interest" means a regular interest in a REMIC.

  "REMIC" means a real estate mortgage investment conduit.

  "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

  "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

  "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

  "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

  "Residual Interest" means a residual interest in a REMIC.

  "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

  "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

  "Securities" means the Notes or the Certificates.

  "Senior Securityholder" means a holder of a Senior Security.

  "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

  "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

  "Servicer" means Chevy Chase Bank, F.S.B., or the successors or assigns of such Person.

  "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

  "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

  "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

  "Transferor" means Chevy Chase Bank, F.S.B.

  "Trustee" means the trustee under the applicable Agreement and its successors.

  "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account, Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees) and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

  "UCC" means the Uniform Commercial Code.

  "Underlying Loans" means loans of the type eligible to be Loans underlying or securing Private Securities.

  "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

  "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHEVY CHASE OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
REPORTS TO CERTIFICATEHOLDERS..............................................  S-2
PROSPECTUS SUPPLEMENT SUMMARY OF TERMS.....................................  S-3
RISK FACTORS............................................................... S-14
THE SELLER................................................................. S-16
USE OF PROCEEDS............................................................ S-17
THE CHEVY CHASE HOME LOAN AND HOME EQUITY LOAN PROGRAMS.................... S-17
THE LOAN POOL.............................................................. S-22
THE CERTIFICATE INSURER.................................................... S-27
MATURITY AND PREPAYMENT CONSIDERATIONS..................................... S-28
THE CERTIFICATES........................................................... S-31
THE POLICY................................................................. S-40
FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.................. S-42
CERTAIN INFORMATION REGARDING THE CERTIFICATES............................. S-47
FEDERAL INCOME TAX CONSIDERATIONS.......................................... S-48
STATE TAX CONSIDERATIONS................................................... S-49
ERISA CONSIDERATIONS....................................................... S-49
LEGAL INVESTMENT CONSIDERATIONS............................................ S-49
UNDERWRITING............................................................... S-50
LEGAL MATTERS.............................................................. S-50
EXPERTS.................................................................... S-51
RATING..................................................................... S-51
INDEX OF PRINCIPAL TERMS................................................... S-52
                                PROSPECTUS
PROSPECTUS SUPPLEMENT......................................................    3
REPORTS TO HOLDERS.........................................................    3
AVAILABLE INFORMATION......................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    4
SUMMARY OF TERMS...........................................................    5
RISK FACTORS...............................................................   16
DESCRIPTION OF THE SECURITIES..............................................   20
THE TRUST FUNDS............................................................   24
ENHANCEMENT................................................................   31
SERVICING OF LOANS.........................................................   31
THE AGREEMENTS.............................................................   38
CERTAIN LEGAL ASPECTS OF THE LOANS.........................................   47
THE TRANSFEROR.............................................................   57
USE OF PROCEEDS............................................................   57
FEDERAL INCOME TAX CONSIDERATIONS..........................................   57
STATE TAX CONSIDERATIONS...................................................   79
ERISA CONSIDERATIONS.......................................................   79
LEGAL INVESTMENT...........................................................   80
PLAN OF DISTRIBUTION.......................................................   80
LEGAL MATTERS..............................................................   81
GLOSSARY OF TERMS..........................................................   82

 UNTIL     , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL
DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PRO-SPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               CHEVY CHASE HOME
                               LOAN TRUST 1997-1

                                  $95,000,000
                                   % HOME LOAN
                          ASSET-BACKED CERTIFICATES,
                                 SERIES 1997-1

                           CHEVY CHASE BANK, F.S.B.

                              SELLER AND SERVICER

                                   --------

                             PROSPECTUS SUPPLEMENT
                              SEPTEMBER   , 1997

                                   --------

                               SMITH BARNEY INC.

                          CREDIT SUISSE FIRST BOSTON

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